UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material pursuant to §240.14a-12
SANDY SPRING BANCORP, INC.
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2024 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Sandy Spring Bancorp

NOTICE OF ANNUAL

MEETING OF SHAREHOLDERS

DATE	Wednesday, May 22, 2024
TIME	10:00 a.m., Eastern Time
PLACE	Willard H. Derrick Building, 17801 Georgia Avenue, Olney, MD 20832
RECORD DATE	You are eligible to vote if you were a shareholder of record at the close of business on March 13, 2024

MEETING AGENDA

•	Elect four Class I directors to serve until the 2027 annual meeting

•	Vote, on an advisory basis, to approve the compensation for the named executive officers

•	Ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2024

•	Approve the Sandy Spring Bancorp, Inc. 2024 Equity Plan

•	Transact such other business as may properly come before the meeting

 YOUR VOTE IS VERY IMPORTANT

Please submit your proxy as soon as possible by internet, telephone, or mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting regardless of whether you attend the meeting. Instructions for voting by internet or telephone can be found on your proxy card or voting instruction form.

By order of the Board of Directors,

Aaron M. Kaslow

General Counsel, Chief Administrative Officer & Secretary

April 10, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2024

This proxy statement and the 2023 Annual Report on Form 10-K are available at www.envisionreports.com/sasr.

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| Notice and Proxy Statement | 2024

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares. Please read the entire proxy statement before voting. For information about our company’s performance, please review our 2023 Annual Report on Form 10-K.

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares during the 2024 annual meeting of shareholders. Notice of our annual meeting and this proxy statement were first sent or made available to shareholders on April 10, 2024.

2024 ANNUAL MEETING INFORMATION

For additional information about our annual meeting, see “Information About the Meeting” on page 63.

| MEETING DATE:	May 22, 2024
| MEETING TIME:	10:00 a.m. (Eastern)
| RECORD DATE:	March 13, 2024
| MEETING LOCATION:	Willard H. Derrick Building, 17801 Georgia Avenue, Olney, MD 20832

Annual Meeting Admission. Admission to the annual meeting is limited to our registered and beneficial holders as of the record date and persons holding valid proxies from these shareholders. Admission to the annual meeting requires valid, government-issued photo identification. If you are not a shareholder of record, you must also present proof of your stock ownership as of the record date. The use of cameras, recording devices, phones, and other electronic devices is strictly prohibited. See “Information About the Meeting – Attending the Meeting” on page 63.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board Recommendation	More Information

1) Election of four Class I directors	✓ “FOR” all nominees	Page 4

2) Advisory vote to approve the compensation for the named executive officers	✓ “FOR”	Page 52

3) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2024	✓ “FOR”	Page 53

4) Approval of the Sandy Spring Bancorp, Inc. 2024 Equity Plan	✓ “FOR”	Page 56

HOW TO VOTE YOUR SHARES

Your vote is important. You may vote if you were a shareholder on March 13, 2024. Whether or not you plan to attend the annual meeting, please cast your vote as promptly as possible using one of these methods:

Online before the meeting	By Phone	By Mail
www.envisionreports.com/sasr (record holders) www.proxyvote.com (beneficial owners)	Call the phone number on your proxy card (record holders) or voting instruction form (beneficial owners)	Complete, sign, date and mail your proxy card (record holders) or your voting instruction form (beneficial owners)

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PROXY SUMMARY

BOARD OF DIRECTORS

Director nominees and continuing directors at a glance

Name	Occupation	Age	Independent	Director Since

Mona Abutaleb Stephenson	CEO of Medical Technology Solutions, LLC	61	✓	2015		M	M

Ralph F. Boyd	President and CEO of SOME, Inc.	67	✓	2012			C	M	M

Kenneth C. Cook	Retired. Former EVP, President of Commercial Banking at Sandy Spring Bank	63		2023		M

Mark E. Friis	Chair (former CEO) of Rodgers Consulting, Inc.	68	✓	2005		C			M

Brian J. Lemek	Owner of Lemek, LLC, a franchisee for Panera Bread bakery-cafes.	60	✓	2020	M		M

Pamela A. Little	Consultant to government contractors	70	✓	2005	C			M	M

Mark C. Michael	Incubation and entrepreneurship consultant	61	✓	2018			M	M

Mark C. Micklem	Retired. Former Managing Director and Head of Financial Services Investment Banking at Robert W. Baird & Co.	65	✓	2019	M	M

Christina B. O’Meara	President and founder of O’Meara Properties	70	✓	2020			M

Robert L. Orndorff(1)	President and founder of RLO Contractors, Inc.	67	✓	1991	M	M	M	M	C

Craig A. Ruppert	Executive Chair of The Ruppert Companies	70	✓	2002				C	M

Daniel J. Schrider(2)	President and CEO Sandy Spring Bancorp, Inc. and Sandy Spring Bank	59		2009		M			M

Ages as of March 13, 2024

(1) Lead Independent Director

(2) Board Chair

M = Member

C = Chair

2	| Notice and Proxy Statement | 2024

PROXY SUMMARY

BOARD COMPOSITION

GOVERNANCE HIGHLIGHTS

Election of directors by majority vote	✓	Continuing director education program	✓

Mandatory director retirement age of 72	✓	Stock ownership guidelines for directors and executive officers	✓

Lead Independent Director with clearly defined responsibilities	✓	Anti-hedging policy	✓

Independent directors meet regularly in executive session	✓	Clawback policy available on website	✓

Audit, Compensation and Nominating and Governance Committees consist solely of independent directors	✓	Code of Ethics and Business Conduct available on website	✓

Audit Committee meets with auditor in executive session	✓	Corporate governance policies available on website	✓

Oversight of enterprise risk through Board Risk Committee	✓	One share, one vote structure	✓

Annual board evaluations	✓	No shareholder rights plan	✓

| Notice and Proxy Statement | 2024	3

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently has 13 members. Under our Articles of Incorporation and Bylaws, the Board is authorized to fix the number of directors, up to a maximum of 15. The Board is divided into three classes, with only one class of directors being elected each year and each class serving a three-year term.

The Board has nominated four Class I directors for election for a three-year term expiring in 2027. They are Ralph F. Boyd, Mark C. Michael, Robert L. Orndorff, and Daniel J. Schrider. All Class I director-nominees are incumbent directors who have been elected previously by the shareholders. Each nominee has consented to be nominated and has agreed to serve, if elected. If any person nominated by the Board is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for the election of another candidate as the present Board may designate, or our Board may choose to reduce its size.

In accordance with our bylaws, Walter C. Martz III, having attained the age of 72, will retire from board service at the close of the annual meeting.

BOARD DIVERSITY

Our Board values diversity (inclusive of gender, race and ethnicity) and seeks to include directors with a broad range of backgrounds, professional experience, perspectives and skills. In compliance with Nasdaq Listing Rules, the following chart shows the diversity of the Board:

Board Diversity Matrix

Total Number of Directors	As of March 13, 2024 13		As of March 9, 2023 13

	Female	Male	Female	Male

Gender Identity

Directors	3	10	3	10

Demographic Background

African American or Black		1		1

White	3	9	3	9

4	| Notice and Proxy Statement | 2024

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR SKILLS

Our directors bring a balance of skills, qualifications and experience to their oversight of our company, as shown in the matrix below. The matrix identifies certain skills, qualifications and experience that the Board believes are relevant to our business. A director may possess other skills, qualifications and experience not indicated in the matrix that may be relevant and valuable to their service on our Board.

	Abutaleb	Boyd	Cook	Friis	Lemek	Little	Michael	Micklem	O’Meara	Orndorff	Ruppert	Schrider

SKILL/EXPERIENCE

Executive Leadership

Experience in an executive leadership position provides the perspective required to understand and direct business operations, analyze risk, manage human capital, oversee implementation of organizational change, and develop and execute strategic plans.

	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓

Consumer Business and Financial Services

Experience with consumer products and services or the financial services industry provides insight that assists the Board in overseeing the operation of our business and implementation of our strategic plan.

	¡	¡	●	¡	¡	¡	¡	●	¡	¡	¡	●

Financial Reporting and Accounting

Knowledge of or experience in accounting, financial reporting or auditing processes and standards assists the Board in overseeing our financial position and condition and ensuring accuracy and transparency in reporting.

	●	¡	●	¡	¡	●	●	●		¡	¡	●

Legal and Regulatory

Understanding legal risks and obligations and experience with regulated businesses, regulatory requirements and relationships with regulators is important because we operate in a regulated industry.

	¡	●	●	¡		¡	¡	¡		¡	¡	●

Risk Management

Risk is inherent in the operation of our business. Having directors with experience and expertise in risk management allows the Board to provide guidance in its independent oversight of the design and implementation of our risk management framework.

	●	¡	●	¡	●	●	¡	¡		¡	●	●

Technology/Information Security/Cybersecurity

Experience with and understanding of technology, information systems and/or cybersecurity is important in overseeing our ongoing investment in and development of critical technology, as well as the security of our operations, assets and systems.

	●		●	¡	●	●	¡	¡		¡	¡	●

Human Capital Management

Directors with an understanding of human capital management and compensation help the Board to effectively oversee our efforts to recruit, retain and develop key talent and provide valuable insight in determining compensation of the CEO and other executive officers.

	●	¡	●	¡	●	●	●	●	¡	¡	●	●

Commercial Real Estate/Market Knowledge

Directors with experience in commercial real estate in our service area provide insight into our strategic planning, risk management, our market area and the needs of the local communities we serve.

	●	●	●	●	●	¡	¡	¡	●	¡	●	●

Public Company Governance

Knowledge of public company governance practices and policies assists the Board in considering and adopting corporate governance practices, interacting with stakeholders and understanding the impact of various policies on our business.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

●	Technical or Managerial Expertise – derived from direct and hands-on experience or director managerial experience with the subject matter during his/her career.

¡	Working Knowledge – derived through Board or relevant committee membership at Sandy Spring or another company, executive leadership of a company in the relevant industry, consulting, investment banking, or private equity investing.

| Notice and Proxy Statement | 2024	5

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINATION PROCESS

The Nominating and Governance Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each annual meeting of shareholders. All director nominees are expected to exhibit high standards of integrity and independence of thought and judgment, participate in a constructive and collegial manner, and be willing to devote sufficient time to carrying out the duties and responsibilities of a director.

The Nominating and Governance Committee assesses the skill areas currently represented on the Board, as well as those skill areas represented by directors expected to retire from the Board in the near future, against the skills matrix described above. The committee also considers recommendations from members of the Board regarding skills that could improve the overall ability of the Board to carry out its function. Based on this analysis, the committee targets specific skill areas or experience as the focus of consideration for new directors to join the Board.

The Nominating and Governance Committee also considers whether the candidate would enhance the diversity of the Board in terms of gender, ethnicity, race, experience and skills.

The Nominating and Governance Committee may retain an independent search firm to assist with identifying director candidates, and individual Board members are encouraged to submit potential nominees to the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve its fees and the other terms of its engagement. Shareholders may also submit suggestions for qualified director candidates to the Corporate Secretary at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Submissions should include information regarding a candidate’s background, qualifications, experience and willingness to serve as a director. The Nominating and Governance Committee has not adopted any specific procedures for considering the recommendation of director nominees by shareholders but will consider shareholder nominees on the same basis as other nominees. Please see “Proposals for the 2025 Annual Meeting of Shareholders” on page 64 for important information for shareholders who intend to submit a director nomination for the 2025 annual meeting of shareholders.

VOTING STANDARD FOR UNCONTESTED ELECTIONS

With respect to the election of directors, a majority of votes cast at the annual meeting is required to elect a nominee as a director. In an uncontested election, an incumbent director-nominee who fails to receive more votes “for” than “against” will promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Governance Committee will consider the resignation, taking into consideration any information it deems to be appropriate and relevant, and make a recommendation to the Board, which shall promptly disclose its decision and the basis for its decision.

6	| Notice and Proxy Statement | 2024

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AND CONTINUING DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW AS A DIRECTOR.

CLASS I DIRECTOR-NOMINEES – FOR TERMS EXPIRING AT THE 2027 ANNUAL MEETING

RALPH F. BOYD

About

Mr. Boyd has served as the President and Chief Executive Officer for SOME, Inc., since 2020. SOME is a Washington D.C. based inter-faith non-profit that provides emergency and food services, health care, substance abuse treatment and counseling, remedial education and employment training, and affordable housing with supportive services for seniors, veterans, and vulnerable individuals and families in our nation’s capital. Formerly, Mr. Boyd was Sr. Resident Fellow for Leadership and Strategy at the Urban Land Institute (ULI) from 2018-2020 and was CEO of ULI Americas from 2017-2018. Prior to that Mr. Boyd was CEO of the Massachusetts Region of The American Red Cross from 2014-2017. He is a Harvard Law School graduate and previously served as Assistant Attorney General for Civil Rights under President George W. Bush. From 2005 to 2012, Mr. Boyd also served variously as Chair, President and CEO of the Freddie Mac Foundation, Inc. Among other distinctions, Mr. Boyd currently serves as a Trustee of NHP Foundation, a national nonprofit developer and owner of multi-family affordable housing with resident services. Mr. Boyd is a director of InfuSystem Holdings, Inc. (NYSE American: INFU).

MARK C. MICHAEL

About

Mr. Michael is an incubation and entrepreneurship consultant. He provides strategic planning, resources for public and private financing, executive training, and optimization of organizational structures for the hospitality, food service and non-profit sectors. In 2021 and 2022 he was a fellow at the Advanced Leadership Initiative at Harvard University. Mr. Michael co-founded Occasions Caterers in 1986 and as CEO to 2020 led it to become one of the largest off-premises caterers in the US. He also founded Protocol Staffing Services, a hospitality staffing company as well as CaterXpert, an enterprise software product for the catering industry. He currently sits on the board of several non-profit organizations in Washington, DC and New York, as well as serving on numerous advisory boards in the private sector.

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PROPOSAL 1: ELECTION OF DIRECTORS

ROBERT L. ORNDORFF

About

Mr. Orndorff is the founder and President of RLO Contractors, Inc., a leading residential and commercial excavating and grading company in central Maryland established in 1976. In 2002, RLO expanded to include a products division that provides aggregate, mulch, and specialized soil mixes including locally finished compost products. Mr. Orndorff’s experience in building a highly successful business with a strong reputation for quality, teamwork, and integrity is a testament to his leadership ability that is also strongly aligned with our culture and values.

DANIEL J. SCHRIDER

About

Mr. Schrider has been part of Sandy Spring Bank for 35 years. He joined our company in 1989 as a commercial lender, he become an executive and Sandy Spring Bank’s Chief Credit Officer in 2003, and he was named President and Chief Executive Officer in 2009. Mr. Schrider holds a bachelor’s degree from the University of Maryland and an MBA from Mount St. Mary’s University. Mr. Schrider is also a graduate of the American Bankers Association Stonier Graduate School of Banking. A leader among community bankers, Mr. Schrider has served previously as a director of the American Bankers Association, the chair of the Maryland Bankers Association, and a chair of the Stonier Graduate School of Banking Advisory Board.

8	| Notice and Proxy Statement | 2024

PROPOSAL 1: ELECTION OF DIRECTORS

INCUMBENT CLASS III DIRECTORS – TERMS EXPIRING AT THE 2025 ANNUAL MEETING

MONA ABUTALEB STEPHENSON

About

Ms. Abutaleb has been the Chief Executive Officer of Medical Technology Solutions, LLC, a provider of technology solutions for the healthcare industry, since December 2019. From 2013 to 2018, Ms. Abutaleb was the Chief Executive Officer of mindSHIFT Technologies, Inc., an IT outsourcing/managed services and cloud services provider, which was acquired by Ricoh Company, Ltd. in 2014. From 2006 to 2013, Ms. Abutaleb served as President and Chief Operating Officer of mindSHIFT. Ms. Abutaleb also served as Senior Vice President, Ricoh USA from 2015 to 2017 and Executive Vice President of Ricoh Global Services from 2017 to 2018. Ms. Abutaleb is also on the board of directors of Pentair plc (NYSE: PNR).

KENNETH C. COOK

About

Mr. Cook retired in February 2023 as Executive Vice President and President of Commercial Banking for Sandy Spring Bank. Previously, Mr. Cook was Co-CEO of Revere Bank from 2010 to April 2020 when Revere Bank was acquired by Sandy Spring Bank. Prior to that time, he served as Regional President, Suburban Washington for PNC Bank from 2007 to 2010 and as President and CEO of Mercantile Potomac Bank from 1994 to 2007.

| Notice and Proxy Statement | 2024	9

PROPOSAL 1: ELECTION OF DIRECTORS

MARK C. MICKLEM

About

Mr. Micklem retired from Robert W. Baird & Co. Incorporated in 2018 where he was a Managing Director and Head of Financial Services Investment Banking for 12 years. While at Baird, Mr. Micklem focused on providing capital financing and merger and acquisition advisory services to banks and other financial services companies. Prior to joining Baird, Mr. Micklem was head of the Financial Services Investment Banking Group at Legg Mason for 10 of his 21 years there. During his career, Mr. Micklem completed more than 250 financing and M&A advisory engagements for financial services companies.

CHRISTINA B. O’MEARA

About

Ms. O’Meara is president and founder of O’Meara Properties, a real estate brokerage, development, and management firm. She has extensive experience with commercial property and is a licensed real estate broker. Ms. O’Meara is an owner of Reliable Contracting Company and an officer of related companies. She is a former Legislation Committee chair for the Anne Arundel County Association of Realtors and a past land use chair for the Anne Arundel Trade Council. Ms. O’Meara is active in the global community to support education and basic needs for children. She currently serves as a director of Kaleidoscope Child Foundation.

10	| Notice and Proxy Statement | 2024

PROPOSAL 1: ELECTION OF DIRECTORS

INCUMBENT CLASS II DIRECTORS – TERMS EXPIRING AT THE 2026 ANNUAL MEETING

MARK E. FRIIS

About

Mr. Friis is currently the Chair of Rodgers Consulting, Inc., having previously served as the privately held firm’s President and CEO from 2001-2016. Headquartered in Germantown, Maryland, Rodgers Consulting is a recognized market leading land development planning and civil engineering firm, specializing in residential, commercial and mixed-use community design, development entitlements, and site engineering for developers, builders, institutions and corporations in the suburban Maryland region. Mr. Friis holds an undergraduate degree from the University of Maryland and a graduate degree from Hood College, where he has been awarded status as Trustee Emeritus. Now semi-retired, Mr. Friis devotes much of his time and resources to philanthropic efforts focused on education, affordable housing, critical human services, and the arts.

BRIAN J. LEMEK

About

Mr. Lemek is the founder and owner of Lemek, LLC, the franchisee for Panera Bread bakery-cafes in the state of Maryland. Lemek, LLC currently owns and operates over 60 locations. In 2010, Mr. Lemek founded Lemek Slower Lower LLC, which owns eight Panera Bread Cafes in Southern New Jersey and Delaware. Mr. Lemek currently serves on the board of trustees of his alma mater, Saint Ambrose University in Davenport, Iowa, where he chairs the Building & Grounds Committee.

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PROPOSAL 1: ELECTION OF DIRECTORS

PAMELA A. LITTLE

About

Ms. Little provides consulting and professional services to firms in the government contracting sector. Previously, from 2018-2023, Ms. Little served as the Chief Financial Officer of Nathan, Inc., a private international economic and analytics consulting firm that works with government and commercial clients around the globe. From 2014 to 2018, she was the Executive Vice President and Chief Financial Officer of Modern Technology Solutions Inc., an employee-owned government contractor, for which she remains on the board of directors. Ms. Little has over 35 years of experience working with companies ranging from privately held start-up firms to large, publicly traded government contracting firms. Ms. Little also serves on the board of Excella, a management and technology consulting firm in Northern Virginia, and is a Trustee of Norwich University.

CRAIG A. RUPPERT

About

In 2023, Mr. Ruppert transitioned from the role of Founder and CEO to Executive Chair of Ruppert Companies. Ruppert Companies is comprised of Ruppert Landscape, Inc., which performs commercial landscape installation and management in the Mid-Atlantic region and Texas; Ruppert Nurseries, a wholesale, large tree growing operation; and Ruppert Properties, which owns, develops and manages select commercial properties in the Washington, D.C. area. Mr. Ruppert is an active leader in numerous trade and charitable organizations including the Montgomery County Farmers Club, 2030 Group, Easter Seals Greater Washington-Baltimore Region, Food for the Poor, and The Community Foundation of Montgomery County. He formerly served as Class B Director of The Federal Reserve Bank of Richmond. A highly successful entrepreneur and philanthropist, Mr. Ruppert was inducted into the Washington Business Hall of Fame in 2021.

12	| Notice and Proxy Statement | 2024

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to strong corporate governance practices that promote the long-term interests of our shareholders and strengthen the accountability of our Board and management.

Our governance framework is set forth in our Corporate Governance Guidelines, committee charters and other key governance documents, which we review and modify on a regular basis to reflect best practices, recent developments, and legal and regulatory requirements. Our Corporate Governance Guidelines, committee charters and other key governance documents are available on our website at www.sandyspringbank.com by selecting “Investor Relations” at the top of the page, then “Governance Documents” under “Governance Information.”

DIRECTOR INDEPENDENCE

Nasdaq Listing Rules require that a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating and Governance Committee be independent. In addition, our Corporate Governance Guidelines require that a substantial majority of our directors be independent. A director may be determined to be independent only if the Board has determined that he or she has no relationship with the company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nominating and Governance Committee advises and makes recommendations to the Board regarding director independence. After considering the committee’s recommendation, the Board affirmatively determined that all current members of the Board, other than Mr. Schrider and Mr. Cook, are independent directors and independent for purposes of the committees on which they serve in accordance with applicable Nasdaq and Securities and Exchange Commission (SEC) independence rules and requirements. The Board determined that Mr. Schrider is not independent because he is employed as our President and Chief Executive Officer and Mr. Cook is not independent because he served as an employee of the company within the past three years.

To determine the independence of the directors, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and the company, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have deposit or credit relationships with, or received investment or wealth management services from, Sandy Spring Bank or one of its subsidiaries in the ordinary course of business. The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, and did not otherwise impair any director’s independence.

BOARD LEADERSHIP STRUCTURE

Our Board is led by the Chair. Under our Bylaws, the Chair is elected annually by the Board from among the directors and presides over each Board meeting and performs such other duties as may be incident to the office of the Chair.

Daniel Schrider serves as our Chair, President and Chief Executive Officer. The Board believes that combining the Chair and the Chief Executive Officer roles at this time supports clear accountability, effective decision-making and execution of corporate strategy.

The Board recognizes the importance of independent oversight over management and has created the position of Lead Independent Director, who is elected by the independent members of the Board. The responsibilities of the Lead Independent Director, as set forth in our Corporate Governance Guidelines, include:

•	Presiding at any meeting of the Board at which the Chair is not present, including at executive sessions for independent directors.

•	Calling meetings of the independent directors or of the Board at such time and place as he or she determines.

•	Providing input to the Chair on Board meeting agendas and adding agenda items in his or her discretion.

•	Providing input to the Chair on meeting schedules to assure that there is sufficient time for discussion of all agenda items.

•	Providing input to the Chair on information submitted by management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties.

•	Facilitating communication between the Chief Executive Officer and the independent directors.

•	Functioning as a “sounding board” and advisor to the Chief Executive Officer on issues and other matters affecting the company.

•	If requested by major shareholders, being reasonably available for consultation or direct communication.

In addition, under the charter of the Executive Committee, the Lead Independent Director chairs the committee when the Board chair is not independent.

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CORPORATE GOVERNANCE

BOARD COMMITTEES

The Board has five standing committees: Audit, Compensation, Nominating and Governance, Risk and Executive. Each committee operates under a written charter, which may be found on our investor relations website at www.sandyspringbank.com.

| AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility for:

•  the integrity of the company’s accounting and financial statements and reporting processes;

•  the qualifications, independence, and performance of the independent auditors; and

•  the qualifications and performance of the company’s internal audit function.

The Audit Committee is also responsible for:

•  the appointment, compensation, retention and oversight of the company’s independent auditors;

•  pre-approval of all audit and permissible non-audit services to be performed by the company’s independent auditors;

•  reviewing all major financial reports in advance of filing or distribution, including the company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings press releases; and

•  reviewing the effectiveness of the company’s system of internal controls.

All members are financially literate as required by the Nasdaq listing rules.

All members are independent and meet additional Nasdaq and SEC independence standards for audit committee members.

The Board has determined that Pamela A. Little and Mark C. Micklem are each an audit committee financial expert as defined by the SEC.

Committee Chair: Pamela A. Little

Other Committee Members
Brian J. Lemek Walter C. Martz II Mark C. Micklem Robert L. Orndorff
Meetings in 2023: 11

| COMPENSATION COMMITTEE

The responsibilities of the Compensation Committee include:

•  developing our executive compensation philosophy and reviewing and approving compensation and benefit programs applicable to the company’s executive officers, including base salary, incentive compensation, equity awards, and retirement benefits;

•  reviewing and recommending to the Board the compensation of the company’s non-employee directors;

•  assessing whether the company’s compensation programs generally are designed in a manner that does not encourage or reward unnecessary or excessive risk-taking;

•  administering the company’s equity compensation plans;

•  oversight of the company’s human capital management strategy, including initiatives on diversity, equity and inclusion, employee well-being and engagement; and

•  retaining and overseeing an independent compensation consultant to support the committee, approving related fees and engagement terms, and determining that the consultant’s work raises no conflicts of interest.

All members are independent and meet additional Nasdaq and SEC independence standards for compensation committee members.

Committee Chair: Ralph F. Boyd

Other Committee Members
Mona Abutaleb Stephenson Brian J. Lemek Mark C. Michael Christina B. O’Meara Robert L. Orndorff
Meetings in 2023: 6

14	| Notice and Proxy Statement | 2024

CORPORATE GOVERNANCE

| NOMINATING AND GOVERNANCE COMMITTEE

The responsibilities of the Nominating and Governance Committee include:

•  reviewing the composition of the Board at least annually to ensure the Board reflects the desired skills, experience, diversity, and other qualifications as well as affirming whether each director qualifies as “independent” as defined by Nasdaq Listing Rules;

•  recommending the appropriate size of the Board;

•  identifying, screening and reviewing individuals qualified to serve as directors, consistent with the criteria developed and approved by the Board; and

•  recommending to the Board for approval the candidates for nomination for election or re-election by the shareholders.

•  reviewing the company’s Corporate Governance Guidelines at least annually and making recommendations for updates;

•  oversight of the annual evaluation of the CEO and executive succession planning;

•  managing the Board’s process of annual evaluation;

•  oversight of ethics and business conduct; and

•  oversight of the company’s policies and practices on significant issues of corporate social responsibility including environmental, social, and corporate governance (ESG) and sustainability.

All members are independent.

Committee Chair: Craig A. Ruppert

Other Committee Members
Ralph F. Boyd Mark C. Michael Pamela A. Little Robert L. Orndorff
Meetings in 2023: 4

| RISK COMMITTEE

The Risk Committee assists the Board in its oversight of the company’s enterprise risk management.

The responsibilities of the Risk Committee include:

•  monitoring the direction and trend of major risks relative to our business operations and strategies;

•  reviewing and recommending to the Board updates to our enterprise risk management structure and risk appetite statement at least annually;

•  reviewing and approving significant risk management policies and controls that reflect our risk management philosophy, principles, and limits consistent with the risk appetite statement; and

•  receiving comprehensive reports on enterprise level risk exposures and measurements, including relevant forecast information, and risk management programs including cybersecurity, business continuity, vendor management, and regulatory compliance.

All members are independent, except for Mr. Schrider and Mr. Cook.

Committee Chair: Mark E. Friis

Other Committee Members
Mona Abutaleb Stephenson Kenneth C. Cook Mark C. Micklem Robert L. Orndorff Daniel J. Schrider
Meetings In 2023: 6

| Notice and Proxy Statement | 2024	15

CORPORATE GOVERNANCE

| EXECUTIVE COMMITTEE

The Executive Committee is authorized to exercise the authority of the Board between regular meetings, except to the extent limited by law or the company’s charter documents.

All members are independent, except for Mr. Schrider.

Committee Chair: Robert L. Orndorff

Other Committee Members
Ralph F. Boyd Mark E. Friis Pamela A. Little Craig A. Ruppert Daniel J. Schrider

Meetings in 2023: 0

BOARD OVERSIGHT OF RISK

We believe that a strong risk management culture is vital to the success of our business. To mitigate the risks inherent in our business, we foster a culture that makes managing risk everyone’s responsibility at all levels of the company.

We have implemented a formal risk management framework that establishes the program by which we identify, assess, measure, monitor, report and control risks across the company. The risk management framework is designed to link risk appetite, and related risk monitoring and reporting, with our business strategy and capital plans. The risk management framework describes our risk management approach, including the adoption of the three lines of defense risk model, and outlines our risk management governance structure, including the roles of the Board, management, lines of business and internal audit. The Risk Committee reviews the risk management framework at least annually, or more often as needed to address changes in our risk profile or risk management best practices.

We have also adopted a risk appetite statement that identifies the level of risk we are willing to accept in pursuit of our strategic objectives. Our risk appetite is articulated through qualitative statements and quantitative metrics that cover the broad array of risks relevant to the company, including credit, market, liquidity, capital, operational, strategic and reputational risks. The Board reviews and approves our risk appetite statement annually. On a quarterly basis, we evaluate the risks facing the company and our risk appetite metrics against the risk appetite statement to ensure that our operations align with our risk appetite.

16	| Notice and Proxy Statement | 2024

CORPORATE GOVERNANCE

The Board is responsible for overseeing our risk management processes by informing itself about our material risks and evaluating whether management has reasonable risk management and control processes in place to address those risks. The Board oversees risk management through the actions of the Board, including approval and oversight of our risk appetite statement, strategic plan, capital plan and financial plan, and the activities of its committees.

Board of Directors

Risk Committee

The Risk Committee has primary responsibility for overseeing our risk management framework. The committee reviews and approves our risk appetite statement, key risk management policies and the charter of the Executive Risk Committee, monitors compliance with the risk management framework and risk limits, and oversees the work of our risk management function. The committee oversees credit risk, including lending and credit policies and asset quality, financial risk, including interest rate risk, liquidity risk, capital risk and market risk, and operational risk, including compliance risk, business continuity planning, information and cyber security risk, and third-party risk. The committee receives a quarterly enterprise risk report as well as regular updates on key and emerging risks. The Risk Committee reports regularly to the Board regarding material matters discussed at meetings of the Risk Committee, as well as the current status of risk and action items.

Audit Committee

The Audit Committee plays a significant role in the Board’s exercise of its risk oversight responsibilities. This committee has primary oversight of risks arising from our financial reporting, internal control processes and public disclosure. The Audit Committee reviews management’s assessment of our internal control over financial reporting, meets regularly with our independent auditors to discuss the results of their quarterly reviews and annual audit, and receives internal audit reports that enable it to monitor operational risk throughout the company. To ensure candid reporting, the Audit Committee meets in separate executive sessions with our independent auditors and Chief Internal Auditor. The committee coordinates any substantive or systemic findings with the Risk Committee through a liaison member who serves on both committees. The Audit Committee regularly reports to the Board on its risk management activities.

Compensation Committee

The Compensation Committee has primary oversight of risks arising from our incentive compensation plans and programs. On an annual basis, the committee receives a risk assessment that enables the committee to determine whether our incentive compensation plans and programs create risks that are likely to have a material adverse effect or would encourage excessive risk-taking.

Nominating and Governance Committee	The Nominating and Governance Committee oversees risks relating to our corporate governance structure, board leadership and effectiveness, and management and board succession planning.

Board Oversight of Cybersecurity Risk

Our Board recognizes our responsibility to protect the data provided by our clients and employees, understands how cyber risks could disrupt our operations, and is cognizant of the increasing risks and threats associated with the use of digital technology. Through the efforts of the Risk Committee, the Board oversees our continuing efforts to strengthen our information security infrastructure and staffing and enhance our technology controls and cybersecurity defenses.

As part of its oversight of operational risk, the Risk Committee is responsible for the oversight of information security and cybersecurity risk management. Our Chief Information Security Officer regularly reports to the Risk Committee on security events, testing, training, audits, new system assessments and vendor performance. These reports address topics such as the threat environment and vulnerability assessments, results of penetration testing, results of key cyber risk indicators and performance metrics, and our efforts to detect, prevent and respond to internal and external critical threats. The Risk Committee receives periodic updates on information security risk, the maturity of our information security program, and updates on related investments and results. On an annual basis, the Risk Committee reviews and approves our information security program and information security policy.

| Notice and Proxy Statement | 2024	17

CORPORATE GOVERNANCE

CORPORATE RESPONSIBILITY

Strengthening our communities through our products and services, investing in our communities and serving our neighbors and friends has always been at the heart of our mission as a community financial institution. Our approach to corporate and environmental sustainability aligns with the nature of our business and the financial services industry. In 2023, we published our third Corporate Responsibility Report, which summarizes our efforts and performance on corporate responsibility and sustainability matters that we and our stakeholders view as among the most important to our business.

The Board has responsibility for overseeing policies, programs and strategies related to corporate and environmental sustainability matters and receives updates, at least annually, from management on such matters, including investor sentiment, our Corporate Responsibility Report, and related initiatives. Board committees also play an important role in oversight of corporate and environmental sustainability matters. The Nominating and Governance Committee oversees our policies and practices on significant issues of corporate social responsibility and sustainability. The Compensation Committee assists the Board in the oversight of our human capital management strategy, including strategies and initiatives on diversity, equity, and inclusion, employee well-being and engagement.

ENVIRONMENT

We recognize that we all have a role to play in environmental sustainability and combatting climate change. We foster sustainability by:

•  embracing digital tools to reduce paper usage and reliance on paper intensive processes

•  reducing waste and energy and resource usage in our facilities

•  financing clean energy and energy efficiency projects

COMMUNITY

We believe that all members of our communities should have the opportunity to enjoy prosperous and fulfilling lives and that our success should enrich all stakeholders. We help lift up our clients and our communities by:

•  making financial products and services accessible and affordable

•  supporting area non-profit organizations that promote affordable housing, financial literacy, education, and health and wellness

•  volunteering with organizations across our footprint

PEOPLE

Attracting, retaining and developing a diverse, highly skilled workforce where employees feel included, respected and valued is key to our ability to deliver a remarkable client experience. We create a great place to work by:

•  building a diverse and inclusive workplace where all backgrounds, experience, interests and skills are respected, appreciated and encouraged

•  providing employees with opportunities to advance and grow their careers with our company through systematic talent management, career development and succession planning

•  delivering competitive compensation and benefits that exceed expectations

GOVERNANCE

We believe in strong governance and a culture of ethics and integrity in all that we do. We live these principles by:

•  adopting Corporate Governance Guidelines that promote sound and effective governance

•  adhering to a Code of Ethics and Business Conduct that sets expectations aligned with our core values

•  creating a culture of risk management in which managing risk is everyone’s responsibility at all levels of the company

For more detailed information, please see our Corporate Responsibility Report, which is available on our website at www.sandyspringbank.com. Information on our website is not incorporated by reference into this proxy statement. Additional disclosures about human capital management can be found in our 2023 Annual Report on Form 10-K filed with the SEC.

18	| Notice and Proxy Statement | 2024

CORPORATE GOVERNANCE

BOARD SELF-ASSESSMENT

The Board has established an annual self-assessment process that evaluates a different aspect of the Board’s effectiveness each year. On a rotating basis, the directors evaluate the Board as a whole, the Board committees, and individual director performance. The self-assessment process, which is managed by the Nominating and Governance Committee, involves completion of annual surveys, review and discussion of the results of the surveys by both the committee and the Board, as well as with individual directors in the case of peer evaluations, and communication of feedback to management to improve policies, processes and procedures to support Board and committee effectiveness. In 2023, the Board completed an evaluation of Board committees.

BOARD EDUCATION

We believe that continuing director education is essential to the ability of directors to fulfill their roles. We provide both internal and external educational opportunities and association memberships for our directors. We encourage directors to participate in external continuing director education programs, and we reimburse directors for their expenses associated with such activities. Continuing director education also is provided during Board meetings and as stand-alone information sessions outside of meetings. Our Board hears from management as well as from subject matter experts on corporate governance and other matters relevant to Board service, including matters related to the financial services industry.

BOARD AND COMMITTEE MEETING ATTENDANCE

During 2023, the Board held nine regular meetings. In 2023, directors attended 98% of total Board and committee meetings, and each of the directors attended at least 75% of the total meetings of the Board and the committees on which he or she served in 2023.

ANNUAL MEETING ATTENDANCE

Directors are expected to attend our annual meeting of shareholders. Twelve of the 13 directors serving at the time of the 2023 annual meeting attended the 2023 annual meeting.

CODE OF ETHICS AND BUSINESS CONDUCT

Our Board has adopted a Code of Ethics and Business Conduct (the Code) applicable to all directors, officers, and employees of the company. The Code of Ethics and Business Conduct may be found on our investor relations website at www.sandyspringbank.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code that is required to be disclosed under the applicable rules of the SEC, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

STOCK OWNERSHIP REQUIREMENTS FOR DIRECTORS

Our Corporate Governance Guidelines require that directors own Sandy Spring stock equal in value to at least four times the annual cash retainer paid by us for service as a director. Non-employee directors are expected to meet this ownership requirement within four years of joining the Board and to retain all shares of Sandy Spring stock received pursuant to their service as a Board member for as long as they serve as directors of the company.

Compliance with the minimum stock ownership level is determined annually on each December 31 by multiplying the number of shares owned by the average closing price of Sandy Spring stock during the preceding 12-month period. Sandy Spring stock holdings that count toward meeting the ownership requirements include (i) shares owned directly or beneficially by the director or in the name of an immediate family member and (ii) restricted shares and shares issuable upon settlement of restricted stock units.

All of the directors exceed the minimum ownership requirements of the policy.

PROHIBITION ON HEDGING AND PLEDGING

Under our Insider Trading Policy, our directors, officers and employees may not at any time buy or sell options on company securities or other derivative securities that reference company securities and may not enter into hedging or similar transactions that are designed to offset any decrease in the market value of company securities. In addition, our directors and executive officers are prohibited from trading company securities on margin, borrowing against any account in which company securities are held, or pledging company securities as collateral for any loan. Our policy also prohibits directors and executive officers from engaging in short sales of Sandy Spring stock.

| Notice and Proxy Statement | 2024	19

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate our non-employee directors with a combination of cash and equity awards. Directors who are employees of our company do not receive additional compensation for their service as Board members.

The Compensation Committee periodically reviews our non-employee director compensation program. Any changes proposed by the Compensation Committee must be approved by the Board.

Our non-employee director compensation program currently consists of the following:

Annual restricted stock unit grant	$50,000

Annual cash retainer	$50,000

Board chair annual cash retainer (if applicable)	$55,000

Lead Independent Director annual cash retainer (if applicable)	$55,000

Additional annual cash retainer for committee chairs:

Audit Committee	$20,000

Risk Committee	$17,500

Compensation Committee	$15,000

Nominating and Governance Committee	$15,000

Additional annual cash retainer for committee members

Audit Committee	$10,000

Risk Committee	$9,000

Compensation Committee	$7,500

Nominating and Governance Committee	$7,500

All directors of our company also serve as directors of Sandy Spring Bank, for which they do not receive any additional compensation.

Restricted stock units vest on the first anniversary of the date of grant, and vesting accelerates upon the permanent departure from the Board other than removal for just cause. Dividend equivalents are paid on the award when dividends are paid on shares of our common stock.

DEFERRED FEE ARRANGEMENTS

Directors are eligible to defer all or a portion of their fees under the Director Deferred Fee Plan. The amounts deferred accrue interest at 120% of the long-term Applicable Federal Rate, which is not considered “above market” or preferential. Except in the case of financial emergency, deferred fees and accrued interest are payable only following termination of a director’s service, at which time the director’s deferral account balance will be paid in a lump sum. Mr. Orndorff is a party to a Directors’ Fee Deferral Agreement, under which deferrals ceased in 2004, pursuant to which his beneficiary would receive a death benefit equal to the greater of the projected retirement benefit or the combined deferral account balance under the two fee deferral arrangements should his death occur while actively serving as a member of the Board.

20	| Notice and Proxy Statement | 2024

DIRECTOR COMPENSATION

2023 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows the compensation received during 2023 by our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)

Mona Abutaleb Stephenson	66,500	50,016	2,954	119,470

Ralph F. Boyd	80,000	50,016	2,954	132,970

Kenneth C. Cook	58,250	50,016	8,733	116,999

Mark E. Friis	78,375	50,016	5,354	133,745

Brian J. Lemek	67,500	50,016	2,979	120,495

Pamela A. Little	87,500	50,016	2,954	140,470

Walter C. Martz II	60,000	50,016	4,779	114,795

Mark C. Michael	63,125	50,016	2,954	116,095

Mark C. Micklem	69,000	50,016	2,954	121,970

Christina B. O’Meara	57,500	50,016	2,979	110,495

Robert L. Orndorff	139,000	50,016	2,954	191,970

Craig A. Ruppert	72,500	50,016	2,954	125,470

(1)

On May 24, 2023, each director serving at the time was granted 2,254 restricted stock units. The value reported represents the grant date fair value of the award computed in accordance with FASB ASC Topic 718. On December 31, 2023, each director held 2,510 restricted stock units, with the exception of Mr. Cook who held 4,170 restricted stock units, 6,110 performance-based restricted stock units at target levels, and 53,322 stock options.

(2)	Amounts in this column represent dividend equivalents paid on restricted stock units and meeting fees for attendance at advisory board meetings.

| Notice and Proxy Statement | 2024	21

TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a written policy and procedures for the review, approval or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. Related persons include our directors and executive officers and members of their immediate families. To help identify related person transactions and relationships, each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or is proposed to have with the company. The policy applies to any transaction in which our company is a participant, any related party has a direct or indirect material interest, and the amount involved exceeds $120,000 but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K, including banking, trust and wealth management services provided to related parties on substantially the same terms for comparable services provided to unrelated third parties. In addition, loans to related parties are excluded from the policy but only if the loan (i) is made in the ordinary course of business, (ii) is on market terms or terms that are no more favorable than those offered to unrelated third parties, (iii) when made does not involve more than the normal risk of collectability or present other unfavorable features, (iv) would not be disclosed as nonaccrual, past due, restructured or a potential problem loan, and (v) complies with applicable law.

The Audit Committee, with assistance from our General Counsel, is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving our company or its subsidiaries and related parties.

As required by federal regulations, extensions of credit by Sandy Spring Bank to directors and executive officers are subject to the procedural and financial requirements of Regulation O of the Board of Governors of the Federal Reserve System, which generally require advance approval of such transactions by disinterested directors. Extensions of credit to our directors or officers are subject to approval by the disinterested members of the Board per the terms of Regulation O and our policy.

22	| Notice and Proxy Statement | 2024

STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP INFORMATION

5% OWNERS OF COMPANY STOCK

The following table provides information about those holders known to us to be the beneficial owners of 5% or more of our outstanding shares of common stock as of December 31, 2023.

Name and Address	Number of Shares	Percentage of Common Stock Outstanding

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	4,480,226(1)	9.97%

T. Rowe Price Investment Management, Inc. 100 E. Pratt Street, Baltimore, MD 21202	2,687,784(2)	6.00%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	2,673,548(3)	5.96%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Austin, TX 78746	2,240,530(4)	5.00%

(1)

According to the Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 24, 2024, BlackRock, Inc., had sole voting power with respect to 4,278,723 shares and sole dispositive power with respect to 4,480,226 shares.

(2)

According to Schedule 13G filed by T. Rowe Price Investment Management, Inc. on February 14, 2024, T. Rowe Price Investment Management, Inc. had sole voting power with respect to 988,856 shares and sole dispositive power with respect to 2,687,784 shares.

(3)

According to the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, The Vanguard Group had shared power to vote 62,635 shares, sole dispositive power with respect to 2,565,247 and shared dispositive power with regard to 108,301 shares.

(4)

According to the Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024, Dimensional Fund Advisors had sole voting power with respect to 2,195,609 shares and sole dispositive power with respect to 2,240,530 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

| Notice and Proxy Statement | 2024	23

STOCK OWNERSHIP INFORMATION

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of February 14, 2024, with respect to the shares of common stock beneficially owned by each director and director-nominee, by the 2023 named executive officers, and by all directors and executive officers as a group. No individual holds more than 1% of the total outstanding shares of common stock. All directors and executive officers as a group beneficially own 3.4% of our outstanding common stock.

Name	Shares Owned(1)(2)	Restricted Stock Awards(3)	Right to Acquire(4)	Total Beneficial Ownership	Additional Stock Units(5)	Total

Non-Employee Directors

Mona Abutaleb Stephenson	7,498			7,498	2,510	10,008

Ralph F. Boyd	11,304			11,304	2,510	13,814

Kenneth C. Cook	282,591		53,322	335,913	10,280	346,193

Mark E. Friis(6)	47,437			47,437	2,510	49,947

Brian J. Lemek	252,029			252,029	2,510	254,539

Pamela A. Little	29,538			29,538	2,510	32,048

Walter C. Martz II(7)	33,384			33,384	2,510	35,894

Mark C. Michael	26,785			26,785	2,510	29,295

Mark C. Micklem	16,346			16,346	2,510	18,856

Christina B. O’Meara(8)	47,911			47,911	2,510	50,421

Robert L. Orndorff(9)	170,971			170,971	2,510	173,481

Craig A. Ruppert	134,488			134,488	2,510	136,998

Named Executive Officers

Daniel J. Schrider(10)	122,909	3,043	7,893	133,845	45,469	179,314

Philip J. Mantua(11)	67,842	1,132	2,807	71,781	16,339	88,120

Joseph J. O’Brien, Jr.(12)	66,243	1,537	3,810	71,590	22,183	93,773

R. Louis Caceres	46,080	1,033	2,765	49,878	16,199	66,077

Aaron M. Kaslow(13)	18,958	668	2,263	21,889	12,626	34,515

All directors and executive officers as a group (22 persons)	1,462,609	14,323	82,669	1,559,601	193,687	1,753,288

(1)

Under the rules of the SEC, an individual is considered to “beneficially own” any share of common stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security.

(2)	Only whole shares appear in the table. Fractional shares that may arise from reinvested dividends are not shown.

(3)	Includes restricted stock awards as to which the holder has voting power.

(4)

Includes shares that the named individual or group has the right to acquire through the exercise of vested stock options and shares that the named individual or group has the right to acquire through the vesting of restricted stock units within 60 days of February 14, 2023.

(5)	Includes restricted stock units and performance-based restricted stock units, reported at target levels, as to which no voting or investment power exists.

(6)	Includes 30,782 shares owned by Mr. Friis’ Living Trust for which Mr. Friis and his spouse share investing and voting power.

(7)	Includes 2,183 shares held in three trusts for which Mr. Martz is trustee. Mr. Martz has no pecuniary interest these holdings.

(8)	Includes 7,343 shares owned by Ms. O’Meara’s spouse.

(9)	Includes 159,308 shares owned by trusts for which Mr. Orndorff and his spouse, as co-trustees, share investment and voting power.

(10)	Includes 7,279 shares held through employee benefit plans.

(11)	Includes 13,304 shares held through employee benefit plans.

(12)	Includes 5,992 shares held through employee benefit plans.

(13)	Includes 1,939 shares held through employee benefit plans.

24	| Notice and Proxy Statement | 2024

STOCK OWNERSHIP INFORMATION

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Specific dates for such filings have been established by the SEC, and we are required to report in this proxy statement any failure to file reports in a timely manner during 2023.

Based solely on the review of the copies of forms we have received and written representations from each person, all of the executive officers and directors have complied with filing requirements applicable to them with respect to transactions during 2023, with the exception that a late Form 4 was filed on behalf of Gary Fernandes to report the award of restricted stock units.

INSIDER TRADING POLICIES

The Board has adopted an Insider Trading Policy that governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Our Insider Trading Policy may be found on our investor relations website at www.sandyspringbank.com.

| Notice and Proxy Statement | 2024	25

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This section describes our executive compensation philosophy, the material components of our compensation program, and the factors used for determining compensation earned by the following persons who were our named executive officers, or “NEOs,” in 2023:

Daniel J. Schrider

President and Chief Executive Officer

Philip J. Mantua

Executive Vice President and Chief Financial Officer

Joseph J. O’Brien, Jr.

Executive Vice President and Chief Banking Officer

R. Louis Caceres

Executive Vice President and Chief Wealth Officer

Aaron M. Kaslow

Executive Vice President, Chief Administrative Officer and General Counsel

Each of our NEOs is a member of our Executive Leadership Team, which includes other key members of our senior management.

This discussion should be read in conjunction with the compensation tables and accompanying narrative starting on page 39.

|	1. EXECUTIVE SUMMARY	27
	Financial Highlights	27
	Executive Compensation Philosophy	27
	2023 Compensation Highlights	28
	Compensation Tied to Performance	28
	“Say on Pay” Results	28
	Compensation and Governance Practices	29
|	2. COMPENSATION COMPONENTS	30
	Executive Compensation Program Elements	30
|	3. EXECUTIVE COMPENSATION GOVERNANCE AND PROCESS	30
	Executive Compensation Process	30
	Peer Group	31
|	4. 2023 COMPENSATION	31
	Base Salary	31
	2023 Target Award Opportunities	32
	Annual Incentive Compensation	32
	Long-term Incentive Compensation	34
	Non-Qualified Deferred Compensation Plan	35
|	5. OTHER COMPENSATION PROGRAMS AND POLICIES	36
	Other Compensation Elements	36
	Severance Benefits	37
	Executive Compensation Policies	37
	Compensation Risk Assessment	37
	Tax Considerations	37

26	| Notice and Proxy Statement | 2024

COMPENSATION DISCUSSION AND ANALYSIS

1. EXECUTIVE SUMMARY

 FINANCIAL HIGHLIGHTS

*	Non-GAAP financial measure. See our 2023 Annual Report on Form 10-K for additional information and a reconciliation to the most directly comparable GAAP financial measure.

 EXECUTIVE COMPENSATION PHILOSOPHY

Our Compensation Committee is committed to rewarding executive management for the company’s performance achieved through planning and execution. We achieve our objectives through an executive compensation program that is aligned, balanced, and rewarding.

Aligned – Executive compensation must be aligned with our strategic objectives, which state that we will earn independence by creating franchise and shareholder value. In order to align compensation to this strategy, a significant portion of total compensation is tied to company performance, both absolute and relative.

Compensation must also be aligned with competitive organizations in order to attract and retain the talent, skills, and experience needed in executive management. The committee works with an independent compensation consultant to receive periodic analyses that benchmark compensation with market trends and practices.

Finally, compensation must align the interests of executives with those of shareholders to ensure that management will be rewarded for increasing shareholder value. To accomplish this, a significant portion of total compensation is in the form of equity.

Balanced – Executive compensation must balance a number of factors. Compensation should have a proper mix of fixed and variable elements, compensation arrangements should use multiple performance measures for balanced achievement, awards should balance short and long-term results with short and long-term career objectives, including retirement, and compensation must always balance risk with reward so as not to encourage excessive risk-taking.

Rewarding – Executive compensation must provide the means to attract, motivate, and retain the caliber of talent and leadership needed to support the company’s long record of growth and profitability. Compensation arrangements should motivate executives to work collaboratively and creatively to generate a high-level of synergistic performance by and among the officers and employees.

| Notice and Proxy Statement | 2024	27

COMPENSATION DISCUSSION AND ANALYSIS

 2023 COMPENSATION HIGHLIGHTS

Annual Incentive Payout – Annual incentive opportunities are provided to our executive officers under our Annual Incentive Plan (AIP).

$166 million adjusted pre-tax, pre-provision net revenue	Below threshold	2023 AIP 50.00% of Target Payout
60.99% non-GAAP efficiency ratio	Below threshold
0.01% net charge-off ratio	150% of Target Payout

2021 - 2023 PRSU Payout – Performance-based restricted stock units (PRSUs) have a three-year performance period with cliff vesting at the end of the performance period.

74th percentile relative average ROTCE	147% of Target Payout	2021-2023 PRSUs 125.26% of Target Payout
bottom quartile relative 3-year TSR	15% downward adjustment

 COMPENSATION TIED TO PERFORMANCE

We tie pay to performance by structuring a significant portion of our executives’ pay as at-risk compensation (64% for CEO; 58% for other NEOs), and we align the interests of our executives with those of our shareholders by delivering a meaningful portion of our executives’ pay in the form of equity compensation (33% for CEO; 29% for other NEOs).

•	Annual incentive awards are based on our achievement of financial goals that are expected to drive shareholder value. Threshold performance objectives must be achieved for any payout to be earned.

•

Equity awards are granted in the form of performance-based restricted stock units (PRSUs) and time-based restricted stock units (RSUs). Payout of PRSUs is based on our ROTCE compared to our peers and is subject to possible adjustment based on our relative TSR. Threshold performance must be achieved for any PRSUs to be earned.

 “SAY ON PAY” RESULTS

At each annual meeting of shareholders, we ask our shareholders to vote on a non-binding resolution to approve the compensation for our named executive officers, commonly referred to as a “say on pay” vote. At our 2023 annual meeting, 97% of the shares voted were voted “for” the proposal. The committee considered this result and, in light of the strong support for our executive compensation program, did not make any significant changes to our executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS

 COMPENSATION AND GOVERNANCE PRACTICES

Our executive compensation programs have strong governance components that support the pay-for-performance philosophy of our Compensation Committee and align the executive compensation program with the long-term interests of our shareholders.

I AT SANDY SPRING WE:		I WE DO NOT:

✓	Use an independent compensation consultant that is retained by and reports to the Compensation Committee	✗	Provide tax gross-ups to executive officers

✓	Tie a significant portion of executive compensation to performance	✗	Provide “single-trigger” vesting of equity awards upon a change in control

✓	Require a minimum performance threshold be attained before any incentive compensation is paid	✗	Provide “single-trigger” severance upon a change in control

✓	Impose maximum caps on incentive compensation	✗	Provide excessive perquisites

✓	Require reimbursement or forfeiture (“clawback”) of excess incentive compensation in the event of certain accounting restatements	✗	Permit hedging or pledging of Sandy Spring stock

✓	Require significant stock ownership by our named executive officers, including 4x base salary for our CEO and 2x base salary for our other executive officers	✗	Encourage excessive risk-taking through our compensation programs

✓	Conduct an annual risk assessment of our compensation programs	✗	Provide supplemental executive retirement plans

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COMPENSATION DISCUSSION AND ANALYSIS

2. COMPENSATION COMPONENTS

 EXECUTIVE COMPENSATION PROGRAM ELEMENTS

The compensation elements for 2023 included base salary, annual incentive, long-term incentive (equity) and a contribution to a deferred compensation plan as shown in the following table and described further herein. These elements did not change in 2023.

	Description/Objectives	Performance Rewarded	Form and Timing of Payment

Base Salary	Fixed base of cash compensation reflective of each executive’s role, performance, skills and contributions	Recognizes each executive’s individual performance and contribution in his/her role	Paid in cash bi-weekly

Annual Incentive (AIP)	Variable payment based on achievement of performance metrics aligned with company strategy	Measured over a one-year period: • Adjusted pre-tax, pre-provision net revenue • Non-GAAP efficiency ratio • Net charge-off ratio	Paid in cash after the end of the fiscal year

Long-term Incentive PRSUs (50%) RSUs (50%)	Performance-based restricted stock units intended to incentivize performance against metrics aligned with strategic long-term goals	Measured over a three-year period: • Relative core ROTCE • Relative total shareholder return	Paid in shares after the end of three-year performance period
	Time-based restricted stock units intended to align executives’ interests with shareholder interests and promote retention	Value realized depends on stock price performance	Paid in shares pro-rata over three-year vesting period

NQDC Plan	Variable contribution to deferred compensation plan based on annual performance rewards superior performance relative to peers	Measured over a one-year period: • Relative core ROAA	Contribution credited to deferred compensation plan after the end of the fiscal year

3. EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

 EXECUTIVE COMPENSATION PROCESS

Role of the Compensation Committee – The Compensation Committee, which consists entirely of independent directors, is responsible for establishing and approving compensation for all executive officers, including our CEO and other NEOs, and for overseeing and administering our executive compensation program, which includes establishing performance goals for our incentive compensation plans, annually approving a peer group of companies used to benchmark compensation of our executive officers, and administering our equity and retirement plans. The chair of the committee reports committee actions to the Board following each committee meeting. The committee retains the discretion to increase or decrease AIP payouts.

Role of Compensation Consultant – The committee engages an independent executive compensation consultant to provide commentary, analysis and expertise relating to executive compensation. For 2023, the committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant.

Representatives of Meridian attend and participate in committee meetings and executive sessions at which executive compensation matters are considered, and Meridian performs various analyses for the committee, including peer group benchmarking and analyses regarding the alignment of pay and performance.

The committee has sole authority and discretion to retain and terminate Meridian and to approve the fees, scope and other terms of Meridian’s engagement, with full funding provided by the company.

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COMPENSATION DISCUSSION AND ANALYSIS

The committee annually reviews the independence of Meridian in light of SEC rules and regulations and Nasdaq Listing Rules regarding compensation consultant independence and has affirmatively concluded that Meridian is independent from the company and has no conflicts of interest relating to its engagement by the committee.

Role of Management – Our CEO supports the committee’s process for determining executive compensation. In 2023, our CEO presented to the committee specific recommendations for all executive officers, other than himself. In making his compensation recommendations for each of the executive officers, our CEO considers individual performance, contributions toward our long-term performance, the scope of each individual’s responsibilities, and market data provided by the committee’s independent compensation consultant. Exercising its independent judgment, the committee made final decisions for 2023 compensation opportunities. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. Decisions related to the CEO’s 2023 compensation opportunities were made independently by the committee in consultation with Meridian.

 PEER GROUP

The Compensation Committee uses a peer group to perform assessments of executive compensation. The committee reviews compensation data from our peers along with pay survey data in establishing base salaries, target pay opportunities and the amount and mix of annual and long-term incentive awards for our executive officers. The committee uses pay data as one factor in setting pay but does not pay to a particular benchmark level.

The committee approves a group of publicly traded banks and bank holding companies each year to serve as the peer group. For 2023, the committee, with input and advice from Meridian, selected publicly traded companies with assets between approximately $6.5 to $30 billion (approximately one-half to two times the company’s assets) from the Mid-Atlantic region plus Connecticut, Massachusetts, Ohio, Virginia and West Virginia. The median asset size of the peer group was $12.4 billion, placing the company at the 54th percentile, based on assets as of June 30, 2022. Compared to our prior peer group, Customers Bancorp, Inc. was removed due to its different business model. The 2023 peer group was comprised of the following 20 companies:

Atlantic Union Bankshares Corp. (AUB)	Fulton Financial Corporation (FULT)

Berkshire Hills Bancorp, Inc. (BHLB)	Independent Bank Corp. (INDB)

Brookline Bancorp, Inc. (BRKL)	NBT Bancorp, Inc. (NBTB)

Community Bank System, Inc. (CBU)	OceanFirst Financial Corp. (OCFC)

ConnectOne Bancorp, Inc. (CNOB)	Park National Corporation (PRK)

Dime Community Bancshares, Inc. (DCOM)	S&T Bancorp, Inc. (STBA)

Eagle Bancorp, Inc. (EGBN)	TowneBank (TOWN)

First Commonwealth Financial Corp. (FCF)	United Bankshares, Inc. (UBSI)

First Financial Bancorp (FFBC)	Wesbanco, Inc. (WSBC)

Flushing Financial Corporation (FFIC)	WSFS Financial Corporation (WSFS)

4. 2023 COMPENSATION

 BASE SALARY

In determining base salaries, the committee considers the executive’s qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, and the executive’s past performance. The committee seeks to pay a base salary, commensurate with the individual’s experience and performance, at market competitive levels. Mr. Schrider recommended base salaries for executive officers other than himself, and the committee determined Mr. Schrider’s salary. There were no changes to base salary for the named executive officers is 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

 2023 TARGET AWARD OPPORTUNITIES

Our executive officers have a target award opportunity for annual and long-term goals, which represents the amount of award received if we achieve the performance goals set by the committee. In determining the target award opportunity for each executive, the committee considers, among other things, the overall mix of an NEO’s total compensation and the value of awards made to other executives, as well as the value of cash incentive and equity-based compensation awarded to comparable NEOs at our peer companies. The table below summarizes the award opportunities for the NEOs at the target level of performance.

	2023 Target Award Opportunities (as a % of base salary*)

Name	Annual Incentive Award Opportunity	Long-Term Incentive Award Opportunity

Daniel J. Schrider	75%	90%

Philip J. Mantua	55%	65%

Joseph J. O’Brien, Jr.	70%	75%

R. Louis Caceres	60%	65%

Aaron M. Kaslow	55%	55%

*	Current year base salary is used to determine the annual incentive award opportunity. Prior year base salary is used to calculate the long-term incentive award opportunity.

For 2023, target payout opportunities for annual cash incentives increased for all NEOs, except for Mr. Schrider. Long-term incentive awards as a percentage of base salary remained unchanged from the prior year for all of the NEOs, except for Mr. Schrider, whose long-term incentive award opportunity was decreased, and Mr. Kaslow, whose long-term incentive award opportunities was increased.

For 2023, the target long-term incentive award opportunity for each NEO was allocated evenly among PRSUs and RSUs.

 ANNUAL INCENTIVE COMPENSATION

Annual incentive opportunities are provided to our executive officers under our Annual Incentive Plan (AIP). The AIP is a short-term, cash compensation plan designed to recognize and reward participants for their success in achieving specific company goals. For 2023, the committee selected three financial metrics under the AIP. A relative weight was assigned to each metric to prioritize importance and relative contribution. Performance metrics were selected to incentivize and reward profitability, progress towards key strategic initiatives and operational excellence.

The performance measures and respective weights for 2023 were as follows:

Corporate Goal	Weight

Adjusted pre-tax, pre-provision net revenue	45%

Non-GAAP efficiency ratio	35%

Net charge-off ratio	20%

100%

Each financial metric was assigned a “threshold” or minimum performance level, a “target” level of performance, and a maximum level at which the award opportunity was capped. Achievement of the threshold performance level earns 50% of the target opportunity, achievement of the target performance level earns the target award, and achievement at or above the maximum performance level earns 150% of the target opportunity. Actual results for any metric that falls between performance levels are interpolated to calculate a proportionate award.

Awards under the AIP are calculated as follows:

Base Salary	X	Target AIP Opportunity Percentage	X	Payment Level Achieved	=	Award

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COMPENSATION DISCUSSION AND ANALYSIS

Financial Metrics for 2023 AIP	How We Calculate this Metric	Why We Use this Metric

Adjusted pre-tax, pre-provision net revenue	Net interest income plus non-interest income, less non-interest expense, where net interest income is adjusted to include tax-equivalent income, non-interest income is adjusted to exclude investment securities gains and losses and non-recurring or extraordinary items, and non-interest expense is adjusted to exclude amortization of intangible assets and non-recurring or extraordinary items. See Annex A – Non-GAAP Financial Measures for more information.	It reflects the operating performance of our core business operations.

Non-GAAP efficiency ratio	Adjusted non-interest expense divided by the sum of adjusted net interest income and adjusted non-interest income. See Annex A – Non-GAAP Financial Measures for more information.	It is a measure of operating expense control and efficiency of operations and is highly useful in comparing period-to-period operating performance of our core business operations.

Net charge-off ratio	Net charge-offs divided by average loans	It is a widely-used indicator of the performance of a bank’s loan portfolio.

The targets for adjusted pre-tax, pre-provision net revenue, the non-GAAP efficiency ratio and the net charge-off ratio were determined by reference to our 2023 financial plan and evaluation of our 2022 performance relative to our peer group.

The results for the quantitative performance components of the 2023 AIP were as follows.

Corporate Goal	Threshold Performance Level (50% of Target Funding)	Target Performance Level (100% of Target Funding)	Maximum Performance Level (150% of Target Funding)	2023 Performance	Payment Level	Weight	Weighted Payment Level

Adjusted pre-tax, pre-provision net revenue	$180,000	$220,000	$260,000	$166,086(1)	0%	45%	0%

Non-GAAP efficiency ratio	57.00%	54.00%	51.00%	60.99%(2)	0%	35%	0%

Net charge-off ratio	0.15%	0.10%	0.05%	0.01%	150%	20%	30%

(1)	See Annex A – Non-GAAP Financial Measures for reconciliation to net income.

(2)	See Annex A – Non-GAAP Financial Measures for reconciliation to the GAAP efficiency ratio.

In addition to the performance results for the chosen financial metrics, the AIP permits the committee to consider our performance in executing key strategic initiatives, our performance relative to our peers, our overall financial soundness (considering such matters as asset quality, capital management, liquidity and stress test results), regulatory matters, and client and employee satisfaction. Upon consideration of these additional factors, the committee elected to increase the final payout to all participants to 50% of target. The committee considered that the operating environment in 2023 was meaningfully different than what was anticipated by the committee when establishing the revenue and efficiency ratio targets under the AIP. The committee also considered the successful introduction of key digital initiatives, successful deposit retention following regional bank failures in early 2023, strong client and employee satisfaction results, and maintenance of strong capital and liquidity ratios.

Based on the performance and considerations described above, the committee approved the following annual incentive awards for 2023 performance.

Name	2023 AIP Award ($)

Daniel J. Schrider	328,125

Philip J. Mantua	125,125

Joseph J. O’Brien, Jr.	187,250

R. Louis Caceres	138,000

Aaron M. Kaslow	129,250

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COMPENSATION DISCUSSION AND ANALYSIS

All annual incentive awards were paid in cash in March 2024 and are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 39.

 LONG-TERM INCENTIVE COMPENSATION

Our compensation philosophy identifies equity-based compensation as an effective means of aligning the interests of our shareholders, the performance of the company, and the retention of executive management. The committee utilized performance-based and time-based stock awards to accomplish these objectives. For 2023, the target long-term incentive award opportunity for each NEO was allocated equally among PRSUs and RSUs, as follows:

Name	Performance Restricted Stock Units (#)	Restricted Stock Units (#)

Daniel J. Schrider	14,313	14,313

Philip J. Mantua	5,376	5,376

Joseph J. O’Brien, Jr.	7,293	7,293

R. Louis Caceres	5,435	5,435

Aaron M. Kaslow	4,699	4,699

2023-2025 Performance Restricted Stock Units – PRSUs are designed to align pay and long-term performance. We grant PRSUs to executive officers to incentivize production of superior long-term shareholder returns through achievement of long-term financial performance. PRSUs have a three-year performance period ending December 31, 2025, with cliff vesting at the end of the performance period.

For 2023, the committee selected return on tangible common equity (ROTCE) as the performance metric, with payouts based on our average annual ROTCE performance over the three-year measurement period relative to a peer group of 52 companies consisting of the 20 companies listed on page 31 and an additional 32 publicly traded financial institutions with assets between $10 and $30 billion. ROTCE is defined as net income attributable to common shareholders, adjusted to exclude extraordinary items, divided by average tangible common equity. The committee selected ROTCE because it is a comprehensive performance metric that is useful for comparing our profitability with that of our peers.

At the end of the three-year performance period, our executive officers can earn between 0% to 150% of the target number of PRSUs granted based on the percentile rank of our average ROTCE for the three-year performance period relative to the average ROTCE of the peer group of companies.

Relative ROTCE Performance	Percentage of PRSUs Vesting

75th percentile or above	150%

50th percentile (Target)	100%

25th percentile	50%

Below 25th percentile	0%

Actual performance between the 25th percentile and the 75th percentile will be interpolated to calculate a proportionate award.

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COMPENSATION DISCUSSION AND ANALYSIS

Payouts calculated based on relative ROTCE performance are subject to a potential TSR modifier (increase or decrease) based on our TSR percentile performance relative to our peer group for the three-year performance period. Payments under the 2023 PRSUs will be adjusted as follows:

Relative TSR Performance	Increase or Decrease in Payout(1)

Top quartile (above 75th percentile)	+15%

Second quartile	None

Third quartile	None

Bottom quartile (25th percentile or below)	-15%

(1)	Subject to overall payout cap of 150% of target. There will be no upward adjustment if the company’s TSR for the three-year performance period is negative.

PRSUs will be credited with dividends paid on Sandy Spring stock during the time period when the PRSUs are outstanding, which will be reinvested in additional units, adjusted for performance and paid out in shares if and when the underlying PRSU is earned and paid.

Restricted Stock Units – We grant RSUs to align the interests of executive officers with those of our shareholders by creating an incentive to create and preserve long-term shareholder value. Through RSUs, executive officers share the risks and rewards of stock ownership. Through multi-year vesting, RSUs also serve as a retention vehicle. RSUs vest in equal installments over three years, provided that the recipient continues to be employed by the company on each vesting date. RSUs will be credited with dividends paid on Sandy Spring stock, which are subject to the same terms and conditions (including the same vesting and delivery schedule) as the underlying RSUs.

Results of 2021-2023 PRSUs – The three-year performance period for the 2021 PRSUs concluded on December 31, 2023. Payout of the award was based on relative ROTCE performance subject to a potential TSR modifier (increase or decrease) based on our TSR percentile performance relative to our peer group for the three-year performance period. For purposes of the award, ROTCE was defined as net income attributable to common shareholders, adjusted to exclude extraordinary items, divided by average tangible common equity. In calculating ROTCE for the company and the peer group, the impact of accumulated other comprehensive income/(loss) was eliminated by adding such amount back to tangible common equity. For the 2021-2023 performance period, our average ROTCE, as adjusted, was 15.44%. See Annex A – Non-GAAP Financial Measures for reconciliation to GAAP ROTCE. This result placed us at the 74th percentile of the peer group and resulted in a payout at 147.37% of target. Our three-year TSR was in the bottom quartile of the peer group, which resulted in a 15% downward adjustment and a total payout of 125.26%.

The following table lists the number of shares to which our NEOs became vested at the end of the 2021-2023 performance cycle.

Name	2021 PRSUs Earned at 125.26% of Target (#)

Daniel J. Schrider	12,949

Philip J. Mantua	4,819

Joseph J. O’Brien, Jr.	6,541

R. Louis Caceres	4,396

Aaron M. Kaslow	2,841

 NON-QUALIFIED DEFERRED COMPENSATION PLAN

For 2023, executive officers received a performance-based supplemental retirement benefit under the NQDC Plan. Executive officers received a minimum cash contribution of 3% of base salary with the opportunity for increased contributions based on identified performance criteria.

For 2023, the committee selected core return on average assets (core ROAA) as the performance metric. This is the same metric as used in 2022. The committee chose core ROAA because it reflects the operating performance of our core business operations. Core ROAA is calculated as core income, which excludes realized gains on the sale of securities, amortization of intangibles and nonrecurring items, as a percent of average assets.

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COMPENSATION DISCUSSION AND ANALYSIS

The amount of the award is determined based on our core ROAA as a percent of peer median, as reflected in the table below. The amount of the award based on achievement between performance levels is determined by straight-line interpolation.

Core ROAA as % of Peer Median	Performance Level	CEO	Other Participating Officers
		Award as a % of Base Salary	Award as a % of Base Salary

70% or below	Threshold	3.000%	3.0%

100%	Target	9.375%	7.5%

150% or above	Maximum	20.000%	15.0%

In 2023, our core ROAA was 0.96%. See Annex A – Non-GAAP Financial Measures for reconciliation to GAAP ROAA. Compared to the peer group median of 1.10%, we achieved 87.27% of the peer group’s result, yielding a contribution of 6.67% of base salary for Mr. Schrider and 5.59% for the other executive officers. Company contributions for 2023 are shown in the Nonqualified Deferred Compensation table on page 44 along with a description of the terms and conditions for balances paid under the NCDQ Plan. 2023 contributions are also included in the Summary Compensation Table on page 39, and potential awards are further described in the Grants of Plan-Based Awards table on page 41.

5. OTHER COMPENSATION PROGRAMS AND POLICIES

 OTHER COMPENSATION ELEMENTS

401(k) Plan – Executive officers are eligible to participate in benefit plans available to all employees, including the Sandy Spring Bank 401(k) Plan. The 401(k) plan provides a 100% match on the first 4% of salary deferred and a 50% match on the next 2% of salary deferred, up to the maximum allowed by IRS regulations.

Pension Plan – The Sandy Spring Bancorp, Inc. Retirement Income Plan (Pension Plan) was generally available to employees through December 31, 2007, at which time the Pension Plan was frozen. The Pension Plan was terminated effective June 30, 2022, and benefits were distributed on August 23, 2023. Of the named executive officers, Mr. Schrider, Mr. Mantua, and Mr. Caceres were participants.

Life Insurance Benefits – We maintain split-dollar life insurance agreements with each of the named executive officers. Pursuant to the agreements, the executive officer’s designated beneficiary will be entitled to share in the death proceeds payable under one or more life insurance policies owned by us in the event of the executive’s death while the agreement remains in effect. The amount payable to the executive officer’s beneficiaries is the lesser of two and one-half times the executive’s base salary or the net death proceeds of the policies, which is defined as the total death proceeds minus the greater of the cash surrender value of the policies or the aggregate premiums paid by the company. The split-dollar life insurance agreements will terminate if the executive officer has a separation from service, other than as a result of the executive officer’s disability or following a change in control, prior to the executive officer’s normal retirement date or early retirement date. An executive officer’s normal retirement date is the date on which the executive officer has attained age 65 and an executive officer’s early retirement date is the date on which the executive officer has both attained age 60 and completed ten years of service. The Summary Compensation Table on page 39 includes the taxable income associated with this benefit in the column labeled All Other Compensation.

Deferred Compensation – Executive officers are eligible to participate in the NQDC Plan, which provides deferred compensation benefits for a select group of management and highly compensated employees, including the named executive officers. The NQDC Plan provides participants with the option to defer receipt of a portion of their base salary and annual cash incentives. Participant contributions will be fully vested at all times. At its sole discretion, the company may credit participant accounts with company contributions. The company determines who will receive discretionary contributions, as well as the amounts and timing of any such contributions. Distributions of participant accounts will be made following a participant’s separation of service, death, disability, unforeseeable emergency, or as of a future payment date specified by the participant. Participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested. Contributions during 2023 and year-end account balances can be found in the Nonqualified Deferred Compensation table.

Prior to 2022, we maintained a deferred compensation plan that provided the opportunity to defer up to 25% of base salary and up to 100% of cash bonuses for payment following the six-month anniversary of any separation from service. Prior to 2022, interest accrued on the account balance at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. Beginning in 2022, participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds.

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COMPENSATION DISCUSSION AND ANALYSIS

Business-Related Benefits and Perquisites – The committee believes that perquisites should be limited in scope and have a business-related purpose. The committee periodically reviews perquisites to ensure alignment with the desired philosophy. The committee approves specific perquisites or benefits for individuals based on the needs of the position.

In 2023, perquisites for the named executive officers included supplemental long-term disability insurance, long-term care insurance, a comprehensive executive health screening, use of a company-owned vehicle, automobile allowance, and country club dues. The values of these perquisites, where applicable, are represented under “All Other Compensation” in the Summary Compensation table on page 42.

 SEVERANCE BENEFITS

Our Executive Severance Plan provides the named executive officers with severance benefits if their employment is terminated under certain circumstances. The committee believes that providing for severance and change in control benefits is an important element of our executive compensation program, supports the creation of long-term shareholder value, and is necessary to attract and retain top executive talent in a competitive market. The Executive Severance Plan is intended to ensure that management can fairly consider potential change in control transactions that could result in loss of their jobs. The Executive Severance Plan does not provide for any tax indemnification or “gross-up” payments for any golden parachute excise tax payments, and all change in control benefits are subject to a “double-trigger” (i.e., a change in control plus a qualifying termination of employment).

The severance benefits payable to each named executive officer under the Executive Severance Plan are described on page 47 under the “Executive Compensation Tables – Potential Payments upon Termination or Change in Control” section of this proxy statement.

 EXECUTIVE COMPENSATION POLICIES

Stock Ownership Requirements for Executives – The Board believes that our executive officers should accumulate meaningful equity stakes in the company in order to further align their economic interests with those of shareholders. Our stock ownership guidelines require the CEO to own shares valued at four times his or her base salary, and other executive officers are required to own shares valued at two times his or her base salary. We expect new executive officers to be in compliance with these requirements within five years of being appointed to their position. Until the executive officer has achieved the required level of ownership, the executive officer is required to retain not less than 50% of the net shares received as a result of any equity awards granted under our equity incentive plans. Shares owned directly or beneficially by the executive officer or in the name of an immediate family member, restricted shares and shares issuable upon settlement of restricted stock units, other than those subject to performance measures, and shares held in our employee stock purchase plan or 401(k) plan are included in the stock ownership calculation. Stock options are not included. As of December 31, 2023, each of the named executive officers met their ownership requirement, except for Mr. Kaslow, who was within the five-year grace period.

Clawback Policy – Under our Clawback Policy, which was updated in 2023 to comply with Nasdaq Listing Rules, we will recover from current and former executive officers the amount of erroneously awarded incentive-based compensation in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The policy applies to all incentive-based compensation received during the three fiscal years preceding the date that we are required to prepare an accounting restatement. Each executive officer has executed an acknowledgement of the Clawback Policy pursuant to which the executive agrees to take any action necessary to effectuate the forfeiture or reimbursement of erroneously awarded incentive-based compensation and consents to the withholding or offset from amounts otherwise payable as a result of the application of the policy to incentive-based compensation previously received by the executive officer. Our Clawback Policy may be found on our investor relations website at www.sandyspringbank.com.

No Hedging and No Pledging – Under our Insider Trading Policy, our directors and executive officers are prohibited from shorting company securities, entering into hedging or similar transactions that are designed to offset any decrease in the market value of company securities, borrowing against any account in which company securities are held, and pledging company securities as collateral for any loan.

 COMPENSATION RISK ASSESSMENT

We regularly undertake a systematic risk analysis of each of our incentive compensation plans that is led by our risk management department and involves participants from our human resources and legal departments. We review the plan design and governance of each plan (including plan participants, performance measures, how performance is determined, and how well the plan is aligned with company goals and objectives) to determine whether the plan creates any undesired or unintentional risk of a material nature, taking into account the mitigation factors that exist for each plan. During 2023, the committee reviewed and discussed risk assessments and reports prepared by our risk officers and determined that our incentive compensation plans are not reasonably likely to encourage unnecessary or excessive risk or have a material adverse impact on the company.

 TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct for tax purposes compensation in excess of $1 million paid to certain executive officers. We expect that compensation paid to our named executive officers in excess of $1 million, including compensation paid to any executive who has been a named executive officer since 2017, generally will not be deductible. When designing our compensation structure, the committee believes that it needs to consider all relevant factors in order to attract, retain, and reward top executive talent.

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COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

March 13, 2024

Ralph F. Boyd, Chair

Brian J. Lemek

Mark C. Michael

Christina B. O’Meara

Robert L. Orndorff

Mona Abutaleb Stephenson

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Daniel J. Schrider Chairman, President and Chief Executive Officer	2023	875,000	—	787,501	386,488	—	41,276	2,090,265
	2022	867,308	—	850,064	724,063	—	57,422	2,498,857
	2021	842,308	—	742,553	974,281	—	65,701	2,624,843

Philip J. Mantua EVP, Chief Financial Officer	2023	455,000	—	295,788	150,560	1,384	33,163	935,895
	2022	450,385	—	286,048	311,561	—	36,299	1,084,293
	2021	435,385	—	276,312	342,980	—	39,564	1,094,241

Joseph J. O’Brien, Jr. EVP, Chief Banking Officer	2023	535,000	—	401,261	217,157	—	53,815	1,207,233
	2022	529,615	—	388,175	466,036	—	43,756	1,427,582
	2021	512,115	—	375,059	504,777	—	59,947	1,451,898

R. Louis Caceres EVP, Chief Wealth Officer	2023	460,000	—	299,034	163,714	—	49,626	972,374
	2022	453,846	—	286,048	343,558	—	43,798	1,127,250
	2021	433,846	—	252,073	342,980	—	53,219	1,082,118

Aaron M. Kaslow EVP, General Counsel and Chief Administrative Officer	2023	470,000	—	258,539	155,523	—	29,821	913,883

(1)

Stock Awards. The amounts reported are the aggregate grant date fair value of stock awards granted in the year shown computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The values in this column reflect the full grant date fair value of all equity awards granted during the year, although RSAs and RSUs are subject to vesting periods based on continued employment and the number of PRSUs that vest depends on whether we achieve specified performance measures. For more information about these awards and the calculation of their fair value, see Note 12 – Share Based Compensation in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. 2023 stock awards are described under “Compensation Discussion and Analysis – 2023 Compensation,” and details regarding these awards can be found in the Grants of Plan-Based Awards table. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.

For 2023, the grant date fair value of PRSUs included in this column is based on payout at target, which we have determined to be the probable level of achievement of the performance measures related to those awards. Assuming the highest level of performance is achieved, which would result in the vesting of 150% of the PRSUs granted, the aggregate grant date fair value of the PRSUs would be: $590,640 for Mr. Schrider; $221,841 for Mr. Mantua; $300,959 for Mr. O’Brien; $224,289 for Mr. Caceres; and $193,918 for Mr. Kaslow.

(2)

Non-Equity Incentive Plan Compensation. For 2023, the amounts reported are the total of cash awards under the AIP and company contribution credited to the officer’s account under the NQDC Plan, as indicated in the table below.

Name	AIP Cash Awards ($)	Company Contributions to NQDC Plan ($)	Total Non-Equity Incentive Plan Compensation ($)

Daniel J. Schrider	328,125	58,363	386,488

Philip J. Mantua	125,125	25,435	150,560

Joseph J. O’Brien, Jr.	187,250	29,907	217,157

R. Louis Caceres	138,000	25,714	163,714

Aaron M. Kaslow	129,250	26,273	155,523

(3)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. We do not provide any above-market or preferential earnings on nonqualified deferred compensation. Entering 2023, Mr. Schrider, Mr. Mantua and Mr. Caceres each had an accrued benefit under the Pension Plan, which was earned before the plan was frozen. The Pension Plan was terminated effective June 30, 2022, and Mr. Schrider’s and Mr. Mantua’s benefits were paid to them in a lump sum on August 23, 2023. Between December 31, 2022 and August 13, 2023, there was a decrease in pension values for Mr. Schrider and Mr. Caceres of $21,872 and $17,430, respectively, because of changes in actuarial assumptions. For years in which changes in actuarial assumptions result in a decrease in pension value, rather than report a negative number, a change of $0 is reported.

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EXECUTIVE COMPENSATION

(4)	All Other Compensation. Detail for the amounts of All Other Compensation is as follows:

Name	Dividends Paid on Restricted Stock/RSUs	401(k) Matching Contribution	Imputed Income on Life Insurance	Perquisites*	Total All Other Compensation

Daniel J. Schrider	4,245	16,500	5,027	15,505	41,276

Philip J. Mantua	1,379	16,500	9,676	5,608	33,163

Joseph J. O’Brien, Jr.	1,938	16,500	5,316	30,061	53,815

R. Louis Caceres	1,379	16,500	8,751	22,995	49,626

Aaron M. Kaslow	949	16,500	3,767	8,604	29,821

*	Perquisites include car allowance or personal use of company vehicle, long-term care and supplemental disability insurance premiums paid on behalf of the executive, and executive health screening.

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EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information on plan-based awards made to the named executive officers in 2023.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of shares of stock (#)	Grant Date Fair Value of Stock and Options Awards (4) ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Daniel J. Schrider	RSU	3/15/2023							14,313	393,751

	PRSU	3/15/2023				7,157	14,313	21,470		393,751

	AIP		328,125	656,250	984,375

	NQDC Plan		26,250	82,031	175,000

Philip J. Mantua	RSU	3/15/2023							5,376	147,894

	PRSU	3/15/2023				2,688	5,376	8,064		147,894

	AIP		125,125	250,250	375,375

	NQDC Plan		13,650	34,125	68,250

Joseph J. O’Brien, Jr.	RSU	3/15/2023							7,293	200,630

	PRSU	3/15/2023				3,647	7,293	10,940		200,630

	AIP		187,250	374,500	561,750

	NQDC Plan		16,050	40,125	80,250

R. Louis Caceres	RSU	3/15/2023							5,435	149,517

	PRSU	3/15/2023				2,718	5,435	8,153		149,517

	AIP		138,000	276,000	414,000

	NQDC Plan		13,800	34,500	69,000

Aaron M. Kaslow	RSU	3/15/2023							4,699	129,269

	PRSU	3/15/2023				2,350	4,699	7,049		129,269

	AIP		129,250	258,500	387,750

	NQDC Plan		14,100	35,250	70,500

(1)

The amounts in these columns represent the threshold, target and maximum amounts of potential cash incentive payments that may be earned under the indicated plans as established by the Compensation Committee. These plans and awards are described under “Compensation Discussion and Analysis – 2023 Compensation.” The actual amounts earned by each executive are disclosed in the Summary Compensation Table.

(2)

The amounts in these columns represent the threshold, target and maximum number of shares that may be earned with respect to PRSUs granted in 2023. Earned shares will be paid following the end of the 2023-2025 performance period, based on the extent to which the performance measures have been achieved. These awards are described under “Compensation Discussion and Analysis – 2023 Compensation.”

(3)

PRSUs will be credited with dividends paid on Sandy Spring stock during the time period when the PRSUs are outstanding, which will be reinvested in additional units, adjusted for performance and paid out in shares if and when the underlying PRSU is earned and paid.

(4)

The amounts reported are the aggregate grant date fair value of RSU and PRSU awards computed in accordance with FASB ASC Topic 718. Refer to note (1) in the Summary Compensation Table for additional detail on the grant date fair value of awards. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at Fiscal Year-End table.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding all unvested equity awards held by the named executive officers at December 31, 2023.

		Stock Awards

Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Daniel J. Schrider	3/10/2021	3,043(2)	82,891	12,751(3)	347,337

	3/16/2022	6,243(4)	170,059	15,230(5)	414,852

	3/15/2023	14,313(6)	389,886	22,449(7)	611,511

Philip J. Mantua	3/10/2021	1,132(2)	30,836	4,745(3)	129,254

	3/16/2022	2,201(4)	57,231	4,769(5)	129,894

	3/15/2023	5,376(6)	146,442	8,433(7)	229,715

Joseph J. O’Brien, Jr.	3/10/2021	1,537(2)	41,868	6,441(3)	175,453

	3/16/2022	2,851(4)	77,661	6,956(5)	189,468

	3/15/2023	7,293(6)	198,661	11,439(7)	311,598

R. Louis Caceres	3/10/2021	1,033(2)	28,139	4,329(3)	117,922

	3/16/2022	2,101(4)	57,231	5,126(5)	139,619

	3/15/2023	5,435(6)	148,049	8,525(7)	232,207

Aaron M. Kaslow	3/10/2021	668(2)	18,196	2,798(3)	76,218

	3/16/2022	1,395(4)	38,000	3,405(5)	92,752

	3/15/2023	4,699(6)	128,001	7,371(7)	200,786

(1)	Aggregate market values were computed by multiplying the closing price of $27.24 per share of company common stock on December 29, 2023, by the number of shares or units.

(2)	2021 RSAs. These shares vested on April 1, 2024.

(3)

2021 PRSUs. On March 13, 2024, the Compensation Committee certified the achievement of the applicable performance measures for the PRSU cycle ending on December 31, 2023, at 125.26% of the target level, at which time the shares were vested and paid. See page 35 for a description of the results of this award.

(4)	2022 RSUs. One-half of these shares vested on April 1, 2024, and one-half of these shares is scheduled to vest on April 1, 2025.

(5)

2022 PRSUs. Vesting is subject to the achievement of specific performance measures. The number of PRSUs shown in the table assumes the maximum level of performance is achieved and includes accumulated reinvested dividend equivalent shares as of December 31, 2023. The actual number of PRSUs will be determined based on the 2022 – 2024 performance period.

(6)	2023 RSUs. One-third of these shares vested on April 1, 2024, one-third of these shares is scheduled to vest on April 1, 2025, and one-third of these shares is scheduled to vest on April 1, 2026.

(7)

2023 PRSUs. Vesting is subject to the achievement of specific performance measures. The number of PRSUs shown in the table assumes the maximum level of performance is achieved and includes accumulated reinvested dividend equivalent shares as of December 31, 2023. The actual number of PRSUs will be determined based on the 2023 – 2025 performance period.

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EXECUTIVE COMPENSATION

STOCK VESTED IN 2023

The following table provides information for each of our named executive officers regarding the vesting of stock awards during 2023. The value realized upon the vesting of stock awards is based on the market price of Sandy Spring stock on the vesting date. None of the named executive officers held or exercised any stock options in 2023.

	Stock Awards

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized Upon Vesting ($)

Daniel J. Schrider	28,056	712,816

Philip J. Mantua	10,712	272,815

Joseph J. O’Brien, Jr.	13,935	356,403

R. Louis Caceres	9,736	246,698

Aaron M. Kaslow	6,108	164,422

(1)

Includes the gross number of RSAs, RSUs and performance shares covering the 2020 – 2022 performance period that vested or were settled and paid in 2023 and includes any amounts that were withheld for applicable taxes. On March 13, 2024, the Compensation Committee certified the achievement of the applicable performance measures for the PRSU cycle ending on December 31, 2023, at which time those shares were vested and paid.

PENSION BENEFITS

The Sandy Spring Bancorp, Inc. Retirement Income Plan (Pension Plan) was terminated effective June 30, 2022, and benefits were distributed on August 23, 2023. All benefit accruals under the Pension Plan were frozen as of December 31, 2007. Mr. O’Brien and Mr. Kaslow did not participate in the Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year(2) ($)

Daniel J. Schrider	Pension Plan	19	—	321,278

Philip J. Mantua	Pension Plan	9	—	220,304

R. Louis Caceres	Pension Plan	9	—	—

(1)

For additional information on the Pension Plan, see Note 13 – Pension, Profit Sharing, and Other Employee Benefit Plans in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K.

(2)	Payments represent lump sum payments made in connection with the termination of the Pension Plan. Mr. Caceres elected to receive his Pension Plan benefit in the form of an annuity.

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EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding executive and company contributions, 2023 earnings and year-end account balances for the named executive officers under our deferred compensation plans.

Name	Plan Name	Executive Contributions in 2023(1) ($)	Registrant Contributions in 2023(2) ($)	Aggregate Earnings in 2023(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2023(4) ($)

Daniel J. Schrider	EIRP	n/a	-	78,364	-	1,216,685

	NQDC Plan	-	58,363	9,132	-	135,307

Philip J. Mantua	EIRP	n/a	-	36,802	-	809,484

	NQDC Plan	-	25,435	5,662	-	60,035

Joseph J. O’Brien, Jr.	EIRP	n/a	-	74,740	-	522,658

	NQDC Plan	-	29,907	5,179	-	69,112

	Deferred Compensation Plan	-	-	953	-	20,971

R. Louis Caceres	EIRP	n/a	-	64,919	-	704,214

	NQDC Plan	-	25,714	4,453	-	59,423

Aaron M. Kaslow	EIRP	n/a	-	14,003	-	115,933

	NQDC Plan	80,693	26,273	9,221	-	180,357

(1)	Participant contributions are not permitted under the EIRP.

(2)

Represents amounts earned in 2023 and credited to the executive officer’s account under the NQDC Plan in 2024, after the Compensation Committee certified the achievement of the applicable performance measure. Contributions under the NQDC Plan are described under “Compensation Discussion and Analysis – 2023 Compensation.” These amounts are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(3)

Each of the NQDC Plan, the EIRP and the Deferred Compensation Plan credits plan balances with the actual financial performance of investment funds in which the plan balances are hypothetically invested. Earnings on plan balances are not included in the Summary Compensation Table because they are not considered to be above-market or preferential.

(4)

The aggregate balance under the EIRP as of December 31, 2023 for each named executive officer includes the following aggregate amount of prior registrant contributions and aggregate earnings that were previously earned and reported as compensation in the Summary Compensation Table for the years 2008 through 2021 as follows: Mr. Schrider, $992,539; Mr. Mantua, $538,047; Mr. O’Brien, $449,389; Mr. Caceres, $503,935; and Mr. Kaslow, $31,500. The aggregate balance under the Deferred Compensation Plan as of December 31, 2023 for Mr. O’Brien includes $3,613 of prior earnings that were previously earned and reported as compensation in the Summary Compensation Table. The aggregate balance under the NQDC Plan as of December 31, 2023 for each named executive officer includes the following aggregate amount of prior registrant and executive contributions that were previously earned and reported as compensation in the Summary Compensation Table for 2022 as follows: Mr. Schrider, $67,813; Mr. Mantua, $28,938; Mr. O’Brien, $34,026; Mr. Caceres, $29,256; and Mr. Kaslow, $0.

The following describes the material features of our nonqualified deferred compensation plans in which the named executive officers participate.

Non-Qualified Deferred Compensation Plan – Each of our named executive officers is eligible to participate in the Non-Qualified Deferred Compensation Plan (NQDC Plan), which provides deferred compensation benefits for a select group of management and highly compensated employees, including the named executive officers. The NQDC Plan provides participants with the option to defer receipt of a portion of their base salary and annual cash incentives. Participant contributions are fully vested at all times.

At its sole discretion, the company may credit participant accounts with company contributions. The company determines who will receive discretionary contributions, as well as the amounts and timing of any such contributions. In 2023, the company credited each of the executive officers with a deferral bonus based on achievement of a specified performance measure. The company contribution vests immediately. Performance measures and awards for 2023 are described under “Compensation Discussion and Analysis – 2023 Compensation.”

Participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested. Distributions of participant accounts will be made following a participant’s separation of service, death, disability, unforeseeable emergency, or as of a future payment date specified by the participant.

Executive Incentive Retirement Plan – Prior to 2022, each of our named executive officers participated in the Executive Incentive Retirement Plan (EIRP), a deferred compensation plan that provides supplemental executive retirement benefits. Under the EIRP, a guaranteed minimum deferral bonus equal to 3% of a participant’s base salary was credited annually to the participant’s deferred benefit account. Each year, the Compensation Committee determined the performance measures by which a deferral bonus above the minimum may be earned. Employer

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EXECUTIVE COMPENSATION

contributions under the EIRP and earnings on EIRP balances vest immediately. Prior to 2022, interest accrued on the account balance at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. Beginning in 2022, participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds.

Participants may generally elect to receive distribution of their vested account balance in a lump sum or in annual installments payable over up to 15 years commencing following separation from service or at a later date not beyond the first business day of the January occurring after the year in which the Participant attains age 70. A participant whose employment is terminated for just cause will forfeit his or her account balance.

Deferred Compensation Plan – Prior to 2022, we maintained a deferred compensation plan that provided the opportunity to defer up to 25% of base salary and up to 100% of cash bonuses for payment following the six-month anniversary of any separation from service. Prior to 2022, interest accrued on the account balance at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. Beginning in 2022, participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

 SEVERANCE BENEFITS

Each of the named executive officers is a participant in the Sandy Spring Bancorp, Inc. Executive Severance Plan. The purpose of the Executive Severance Plan is to provide severance benefits to certain of our senior executives and key employees in the event their employment is terminated in certain circumstances, including certain terminations related to a change in control. The Executive Severance Plan is intended to secure the continued services of our executive and key employees and to ensure their continued dedication to their duties in the event of any threat or occurrence of a change in control. The Executive Severance Plan is also intended to provide a level of security to executive and key employees who are terminated without cause, notwithstanding that such termination or resignation has occurred outside of a covered period relating to a change in control.

Under the Executive Severance Plan, a participant who undergoes an involuntary termination other than for cause (as defined in the plan) or voluntary termination for good reason (as defined in the plan) during the period commencing with our initial public announcement of the agreements or other actions that are expected or intended to result in a change of control (as defined in the plan) and ending 24 months following the occurrence of such change in control will receive, subject to the participant’s execution of a general release of claims:

•	a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which he or she is terminated;

•

a lump sum cash payment equal to the participant’s severance multiple, multiplied by the sum of (i) the greater of (x) the participant’s base salary as in effect immediately before the applicable change in control occurred or (y) the participant’s base salary as in effect on the participant’s termination date and (ii) the participant’s target bonus for the year in which the termination date occurs; and

•

if the participant elects continuation coverage under COBRA, a lump sum cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and his or her dependents immediately before the participant’s termination date by (ii) the number of months represented by the participant’s severance multiple.

If the severance benefits under the Executive Severance Plan, along with any other payments occurring in connection with a change in control of the company, were to cause the participant to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the participant will be entitled to retain his or her full severance benefits, whichever results in the better after-tax position to the participant.

Under the Executive Severance Plan, a participant who undergoes an involuntary termination other than for cause outside of a covered period relating to a change in control will receive, subject to the participant’s execution of a general release of claims:

•	a lump sum cash payment equal to the participant’s pro-rata bonus for the year in which he or she is terminated;

•	cash severance in an amount equal to the participant’s severance multiple, multiplied by the participant’s base salary as in effect on the participant’s termination date; and

•

if the participant elects continuation coverage under COBRA, a cash payment equal to the amount obtained by multiplying (i) the monthly cost for continuation coverage under COBRA (as in effect as of the participant’s termination date) for group medical, dental and vision coverage for the participant and his or her dependents immediately before the participant’s termination date by (ii) the number of months represented by the participant’s severance multiple.

Each of the named executive officers has been designated as a participant in the Executive Severance Plan with a severance multiplier of three for termination occurring during a covered period related to a change in control and a severance multiplier of one for termination outside of a covered period. Severance benefits payable under the Executive Severance Plan will replace (and be paid in lieu of) any severance benefits that a

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EXECUTIVE COMPENSATION

participant otherwise is eligible to receive under any other agreements entered into between us and the participant, and no participant will be entitled to severance benefits under both the Executive Severance Plan and any other severance arrangement maintained by us.

The Executive Severance Plan also includes a non-disclosure obligation and an obligation not to solicit our employees or clients for a period of 12 months after the date of the participant’s termination of employment.

 EQUITY AWARDS – CONSEQUENCES OF TERMINATION OF EMPLOYMENT

The following table shows how equity awards are treated if a named executive officer terminates employment:

Award Type	Event	Consequences

RSAs	Death	Unvested RSAs immediately vest
	Disability	Unvested RSAs immediately vest upon termination
	Voluntary or involuntary termination	Unvested RSAs are forfeited
	Change in control	No impact absent termination of employment; unvested RSAs immediately vest upon a qualifying termination within 24 months of the change in control

RSUs	Death	Unvested RSUs immediately vest
	Disability	Unvested RSUs immediately vest upon termination
	Involuntary termination for just cause	Unvested RSUs are forfeited
	Involuntary termination without just cause	Unvested RSUs continue to vest on original schedule, subject to execution of general release of claims
	Voluntary termination	Unvested RSUs are forfeited
	Retirement(1)	Unvested RSUs continue to vest on original schedule, subject to execution of general release of claims and covenant not to compete
	Change in control	No impact absent termination of employment; unvested RSUs immediately vest upon a qualifying termination within 24 months of the change in control

PRSUs	Death	PRSUs immediately vest at target level
	Disability	PRSUs continue to earn and pay based on actual performance
	Involuntary termination for just cause	PRSUs are forfeited
	Involuntary termination without just cause	PRSUs continue to earn and pay based on actual performance, prorated to reflect the portion of the performance period that the executive officer was employed by the company
	Voluntary termination	PRSUs are forfeited
	Retirement(1)	PRSUs continue to earn and pay based on actual performance, subject to execution of a general release of claims
	Change in control	PRSUs continue to earn based on continued employment, with performance measures deemed to be satisfied at the target level; PRSUs immediately vest upon a qualifying termination within 24 months of the change in control

(1)	Retirement means any voluntary or involuntary termination (other than for death, disability or just cause) after the executive reaches age 65 or age 60 with ten years of continuous service.

 OTHER POTENTIAL PAYMENTS

Following termination of employment, our named executive officers would receive payment of retirement benefits and nonqualified deferred compensation under the various plans in which they participate. The value of those benefits as of December 31, 2023 is set forth in the Nonqualified Deferred Compensation table. All of our named executive officers are fully vested in the benefits described in that section, and there is no increase in those benefits upon termination. Benefits under the EIRP are forfeited in the event of termination for cause.

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EXECUTIVE COMPENSATION

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential payments to our named executive officers pursuant to existing plans and arrangements in event of their termination or a change of control as of December 31, 2023 are shown in the table below. These amounts are estimates only. The actual amounts to be paid can only be determined at the time the executive becomes eligible for payment. Valuation of equity awards was based on the closing price of our common stock on December 29, 2023, which was $27.24 per share. In the event of termination for cause or voluntary termination, the named executive officers would receive only their salary through the date of termination.

Name		Death ($)	Disability ($)	Termination without cause ($)	Change in control and qualifying termination ($)

Daniel J. Schrider	Cash severance(1)(2)	—	—	875,000	4,593,750

	Welfare benefits(3)	—	—	31,644	94,932

	Split-dollar life insurance(4)	2,187,500	—	—	—

	RSAs/RSUs(5)	642,837	642,837	—	642,837

	PRSUs(6)	684,242	—	—	684,242

Philip J. Mantua	Cash severance(1)(2)	—	—	455,000	2,115,750

	Welfare benefits(3)	—	—	31,644	94,932

	Split-dollar life insurance(4)	1,137,500	—	—	—

	RSAs/RSUs(5)	234,509	234,509	—	234,509

	PRSUs(6)	239,739	—	—	239,739

Joseph J. O’Brien, Jr.	Cash severance(1)(2)	—	—	535,000	2,728,500

	Welfare benefits(3)	—	—	31,644	94,932

	Split-dollar life insurance(4)	1,337,500	—	—	—

	RSAs/RSUs(5)	318,190	318,190	—	318,190

	PRSUs(6)	334,044	—	—	334,044

R. Louis Caceres	Cash severance(1)(2)	—	—	460,000	2,208,000

	Welfare benefits(3)	—	—	31,644	94,932

	Split-dollar life insurance(4)	1,150,000	—	—	—

	RSAs/RSUs(5)	233,420	233,420	—	233,420

	PRSUs(6)	247,884	—	—	247,884

Aaron M. Kaslow	Cash severance(1)(2)	—	—	470,000	2,185,500

	Welfare benefits(3)	—	—	10,416	31,248

	Split-dollar life insurance(4)	1,175,000	—	—	—

	RSAs/RSUs(5)	184,197	184,197	—	184,197

	PRSUs(6)	195,692	—	—	195,692

(1)

Amounts are payable under the terms of the Executive Severance Plan. Amounts payable in the event of termination without cause would be paid over one year in accordance with our normal payroll practices. Amounts payable in the event of a qualifying termination following a change in control would be paid in a lump sum.

(2)

Amounts listed under “Change in control and qualifying termination” do not reflect the fact that under the Executive Severance Plan payments in connection with a change in control that would result in a golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code may be reduced in certain circumstances so that such tax would not apply.

(3)	Amount represents health insurance benefits to be paid under the Executive Severance Plan based upon monthly premiums being paid as of December 31, 2023.

(4)	Amounts are payable to the named executive officer’s beneficiaries under split-dollar life insurance agreements that we have entered into with the named executive officers.

(5)	Amount represents the value of unvested RSAs and RSUs at December 31, 2023, that would vest upon termination of employment.

(6)

Amount represents the value of PRSUs that would vest and be paid upon death or a qualified termination following a change in control. Following termination due to disability, retirement or without just cause, PRSU payments remain subject to the company’s actual performance. Therefore, no amounts are shown for these scenarios.

| Notice and Proxy Statement | 2024	47

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
The following table provides information regarding compensation paid to the company’s chief executive officer and other named executive officers along
with the cumulative total shareholder return of the company and a peer group index, the company’s net income and the company’s core ROTCE, which is the most important financial performance measure (that is not otherwise disclosed in the table) used by the company to link compensation actually paid to the company’s named
executive officers, for 2023, to company performance.

					Value of initial fixed $100 investment (3) based on:

Year	Summary Compensation Table total for Chief Executive Officer ($)	Compensation actually paid to Chief Executive Officer (1) ($)	Average Summary Compensation Table total for NEOs other than CEO ($)	Average compensation actually paid to NEOs other than CEO (2) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (000s) ($)	Core ROTCE

2023	2,090,265	1,449,401	1,007,346	806,597	84.43	101.76	122,844	11.72%

2022	2,498,857	1,799,152	1,201,288	939,530	103.41	106.01	166,299	14.69%

2021	2,624,843	3,921,301	1,200,521	1,689,469	136.46	117.08	235,107	22.04%

2020	2,363,122	2,232,193	1,010,747	971,866	88.75	87.90	96,953	13.16%

(1)
Daniel J. Schrider served as President and Chief Executive Officer for each of the years presented in the table. Compensation actually paid to Mr. Schrider for each of the years presented in the table, as calculated in accordance with SEC regulations, was as follows:

	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total compensation in Summary Compensation Table	2,090,265	2,498,857	2,624,843	2,363,122

Minus: aggregate change in pension value	—	—	—	(79,897)

Minus: stock awards reported in Summary Compensation Table	(787,501)	(850,064)	(742,553)	(684,082)

Plus: fair value* at fiscal year-end of unvested stock awards granted during covered fiscal year	797,560	668,630	887,076	856,358

Plus/Minus: change in fair value* at fiscal year-end of unvested stock awards granted in any prior fiscal year	(392,778)	(461,827)	1,043,988	(86,178)

Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	(258,145)	(56,444)	107,947	(137,130)

Plus: dividends paid on stock awards not included in total compensation	—	—	—	—

Compensation actually paid	1,449,401	1,799,152	3,921,301	2,232,193

*
We remeasured the fair value at fiscal
year-end
of equity awards (or portion thereof) subject to performance conditions based on the probable outcome of the performance conditions as of the last day of the fiscal year and the closing price of company common stock on the last trading day of the year. We remeasured the fair value of such awards on the vesting date based on the payout resulting from the company’s actual performance (as previously disclosed) and the closing price of company common stock. The estimated payout of the 2022 awards was 50% at December 31, 2023. The estimated payout of the 2023 awards was 100% at December 31, 2023.

48	| Notice and Proxy Statement | 2024

EXECUTIVE COMPENSATION

(2)
The named executive officers for each of the years presented in the table were as follows: for 2023, Philip J. Mantua, Joseph J. O’Brien, Jr., R. Louis Caceres and Aaron M. Kaslow; for 2022 and 2021, Mr. Mantua, Mr. O’Brien, Kenneth C. Cook and Mr. Caceres; for 2020, Mr. Mantua, Mr. O’Brien, Mr. Cook and Kevin Slane. The average compensation actually paid to the named executive officers other that the chief executive officer for each of the years presented in the table, as calculated in accordance with SEC regulations, was as follows:

	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total compensation in Summary Compensation Table	1,007,346	1,201,288	1,200,521	1,010,747

Plus/Minus: aggregate change in pension value	346	—	—	(8,328)

Minus: stock awards reported in Summary Compensation Table	(287,902)	(307,585)	(289,611)	(249,622)

Plus: fair value* at fiscal year-end of unvested stock awards granted during covered fiscal year	317,673	243,395	345,996	312,513

Plus/Minus: change in fair value* at fiscal year-end of unvested stock awards granted in any prior fiscal year	(136,665)	(178,151)	393,575	(46,503)

Plus/Minus: change in fair value at vesting date of stock awards granted in any prior fiscal year	(94,201)	(19,417)	38,988	(46,941)

Plus: dividends paid on stock awards not included in total compensation	—	—	—	—

Compensation actually paid	806,597	939,530	1,689,469	971,866

*	See Note 1 above for information on the remeasurement of fair value of stock awards at fiscal year end and vesting dates.

(3)	Cumulative total shareholder return (TSR) assumes an initial investment of $100 as of the market close on December 31, 2019. The peer group used for this purpose is the KBW Nasdaq Regional Bank Index.
 FINANCIAL PERFORMANCE MEASURES
The following table lists the most important financial performance measures used by us to link compensation actually paid to our named executive officers for 2023 to company performance.

Adjusted pre-tax, pre-provision net revenue

Non-GAAP efficiency ratio

Net charge-off ratio

Core return on tangible common equity

Core return on average assets
For explanations of these financial performance measures and reconciliation to the applicable amount meas
u
red in accordance with GAAP, see Annex A. For explanations of how these financial performance measures were used to determine 2023 pay for our chief executive officer and other named executive officers, see “Compensation Discussion and Analysis – 2023 Compensation” on page 31.

| Notice and Proxy Statement | 2024	49

EXECUTIVE COMPENSATION

 RELATIONSHIP BETWEEN PAY AND FINANCIAL PERFORMANCE
The charts below describe the relationship between compensation actually paid to our chief executive officer and other named executive officers (as calculated above) and our financial and stock performance. Generally, compensation actually paid is directionally aligned with the company’s cumulative TSR, net income and core ROTCE.

50	| Notice and Proxy Statement | 2024

CEO PAY RATIO

CEO PAY RATIO

We are required by SEC rules to disclose the median of the annual total compensation of all employees of the company (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on our payroll records and the methodology described below and was calculated in a manner consistent with SEC rules. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use variety of methodologies, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We selected November 10, 2023, as the determination date for identifying the median employee. Year-to-date taxable wages paid from January 1, 2023, to November 10, 2023, for all employees as of the determination date, with the exception of Mr. Schrider, were arrayed from lowest to highest. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period. This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. The median employee was identified, and total compensation for the median employee was calculated in the manner required for the Summary Compensation Table. Mr. Schrider’s total compensation for 2023, as disclosed in the Summary Compensation Table, was $2,090,265 and the median employee’s was $85,000, producing a ratio of 25 to 1.

| Notice and Proxy Statement | 2024	51

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

PROPOSAL 2:

ADVISORY VOTE TO APPROVE THE COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Protection Act requires companies to submit to shareholders a non-binding vote on the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement. In 2023, the Board recommended and the shareholders elected to have this proposal submitted annually.

This proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse the executive compensation program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”

This vote will not be binding on the Board and may not be construed as overruling a decision by the Board nor to create or imply any additional fiduciary duty by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board believes that our compensation practices are designed to accomplish the objectives described in the Compensation Discussion and Analysis and that they are appropriately aligned with our long-term success and the interests of shareholders.

 VOTING STANDARD

This matter will be decided by the vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

52	| Notice and Proxy Statement | 2024

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2024. In accordance with established policy, the Board is submitting the appointment of Ernst & Young LLP to the vote of the shareholders for ratification. In the event the appointment is not ratified by the shareholders it is anticipated that no change in auditors will be made for the current year because of the difficulty and expense of making a change so long after the beginning of the year, but the vote will be considered in connection with the auditor appointment for 2025.

In reaching its decision to engage Ernst & Young LLP, the committee considered the independence factors, the length of the audit firm’s tenure as our independent auditor, the audit firm’s past performance, the audit firm’s relationship with the committee and with management, and the fee structure that was negotiated. After discussion of these factors, the committee concluded that it was in the best interests of shareholders to continue the engagement of Ernst & Young LLP as our independent registered public accounting firm for 2024.

Ernst & Young LLP provides tax compliance services for trust clients of Sandy Spring Bank, the fees for which are billed to those clients. These services, which are permissible under applicable independence standards, were pre-approved by the committee.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

 VOTING STANDARD

This matter will be decided by the majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

 AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered for the audit of our annual financial statements by Ernst & Young LLP for the years ended December 31, 2023, and December 31, 2022, together with fees billed for other services.

	2023 ($)	2022 ($)

Audit Fees	1,562,000	1,577,000

Audit-Related Fees	—	—

Tax Services	224,874	187,766

All Other Fees	—	50,000

Total	1,786,874	1,814,766

“Audit Fees” consist of fees for professional services rendered for the annual audit of our consolidated financial statements, including the integrated audit of internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, review services, consents and comfort letters in connection with securities offerings, and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

“Tax Services” consist of 1099 processing fees for trust clients of Sandy Spring Bank.

“All Other Fees” consist of fees for permissible services not related to financial reporting.

| Notice and Proxy Statement | 2024	53

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 AUDIT COMMITTEE’S PREAPPROVAL POLICIES AND PROCEDURES

Our Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC and the PCAOB. The committee annually pre-approves a list of services that Ernst & Young LLP may provide without obtaining the committee’s engagement-specific pre-approval and sets pre-approved fee levels for such services. The pre-approved list of services consists of audit services, audit-related services, tax services, and all other services. The committee or the committee chair must specifically approve any type of service that has not been pre-approved. The committee or the committee chair must also approve any proposed service that has been pre-approved but has fees that will exceed the pre-approved level. All pre-approvals by the committee chair must be presented to the full committee at its next meeting.

All audit services, tax services and permitted non-audit services performed by Ernst & Young LLP in 2023 were pre-approved by the committee. The committee has determined that the amount and nature of non-audit services rendered by Ernst & Young LLP to the company is consistent with its independence.

54	| Notice and Proxy Statement | 2024

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently composed of five independent directors and operates under a written charter adopted by the Board. The Audit Committee is appointed by the Board to assist the Board in monitoring: (1) the integrity of the company’s accounting and financial statements and reporting process; (2) the qualifications, independence, and performance of the company’s independent registered public accounting firm; and (3) the qualifications and performance of the company’s internal audit department.

The committee is directly responsible for the appointment and oversight of the independent registered public accounting firm, including review of their general qualifications, specific experience in the financial sector, and compensation structure. The committee has engaged Ernst & Young LLP since 2013. The company’s management is responsible for its internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the company’s internal control over financial reporting.

In 2023, the committee met 11 times, four of which were to approve quarterly earnings releases, to carry out its duties and responsibilities as set forth in the Audit Committee charter that is available on the company’s investor relations website.

In fulfilling its oversight duties, the committee:

•	reviewed and discussed with management and Ernst & Young LLP the scope and effectiveness of the company’s disclosure controls and procedures;

•

reviewed and discussed the company’s audited and unaudited financial statements with management and Ernst & Young LLP each quarter, prior to filing with the SEC and releasing to the public, for purposes of evaluating their accuracy and fair presentation of the company’s financial condition;

•

discussed with Ernst & Young LLP the critical audit matters and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including, but not limited to, the audit strategy, scope and plan for the audit work, and the significant risks and areas of audit focus;

•	met with Ernst & Young LLP, with and without members of management present, to discuss the results of their evaluation of the integrity of the company’s financial reporting;

•	received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable standards of the Public Company Accounting Oversight Board;

•	reviewed and discussed with Ernst & Young LLP the matter of auditor independence;

•

met regularly with the company’s chief internal auditor, with and without members of management present, to review and approve the annual risk-based audit plan, to review all audit reports, to track the timely resolution of any findings, and to assess the performance of the chief internal auditor; and

•	reviewed and monitored compliance with the “whistleblower” provisions of the Sarbanes-Oxley Act.

Based upon the reviews and discussions described above, the committee recommended to the company’s Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2023.

February 13, 2024                              Pamela A. Little, Chair

Brian J. Lemek

Walter C. Martz II

Mark C. Micklem

Robert L. Orndorff

| Notice and Proxy Statement | 2024	55

PROPOSAL 4: APPROVAL OF THE SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

PROPOSAL 4:

APPROVAL OF THE

SANDY SPRING BANCORP, INC.

2024 EQUITY PLAN

INTRODUCTION

On January 31, 2024, upon recommendation of the Compensation Committee, the Board approved the Sandy Spring Bancorp, Inc. 2024 Equity Plan (the “Equity Plan”), subject to shareholder approval at the annual meeting. The Equity Plan will replace the Sandy Spring Bancorp, Inc. 2015 Omnibus Incentive Plan (the “2015 plan”), which is the only plan under which equity-based compensation may currently be awarded to our employees and non-employee directors.

If the Equity Plan is approved by our shareholders, the Equity Plan will become effective on May 22, 2024, and no further awards will be made under the 2015 plan. If our shareholders do not approve the Equity Plan, the 2015 plan will remain in effect, subject to its expiration on May 6, 2025. There are insufficient shares available under the 2015 plan to make annual awards and to provide grants to new hires through the expiration of the 2015 plan. If a new equity plan is not approved, the Compensation Committee would be required to revise its compensation philosophy and devise other cash-based programs to attract, motivate and retain key employees.

PURPOSE OF THE EQUITY PLAN

We believe that the compensation of employees should be linked to the Company’s business performance in order to enhance the long-term success and value of the Company. The Equity Plan will serve this compensation philosophy by providing a source of equity-based awards for employees that are intended to further motivate employees to increase the value of the Company’s common stock, thereby aligning the interests of employees with those of our shareholders while maintaining an appropriate balance between risk and reward. The Equity Plan also provides us with a means to attract, motivate and retain employees with the talent, skills and experience needed to support our long-term strategy. The Equity Plan also enables us to attract and retain persons of exceptional ability to serve as directors and to further align the interests of directors and shareholders in enhancing the value of the Company’s common stock.

NUMBER OF SHARES

The total number shares of common stock reserved for awards granted under the Equity Plan is equal to 700,000 plus the number of shares available for grant under the 2015 plan as of the effective date of the Equity Plan. Any shares subject to an award under the 2015 plan that is canceled, terminates, expires, lapses or is otherwise not paid in full after the effective date of the Equity Plan will be added to the available share pool under the Equity Plan.

Under the Equity Plan, each award, whether granted as a stock option, stock appreciation right (“SAR”), restricted stock share or restricted stock unit, counts against the available share pool as one share for each share awarded. Dividend equivalents settled in shares will count against the number of shares available for grant under the Equity Plan.

To the extent that any award is canceled, terminates, expires, lapses or is otherwise not paid in full, any shares subject to such award will not count against the available share pool. To the extent that any awards are settled in cash rather than the issuance of shares, the shares previously reserved for issuance pursuant to such award will be returned to the available share pool. In addition, with respect to any award granted under the Equity Plan other than stock options or SARs, if shares are withheld to cover any tax withholding obligations, the withheld shares will be returned to the available share pool.

With respect to stock options and SARs granted under the Equity Plan, shares tendered or withheld in payment of the purchase price of an option, or any tax withholding obligation arising in connection with a stock option or SAR, will not be added back to the share pool under the Equity Plan.

56	| Notice and Proxy Statement | 2024

PROPOSAL 4: APPROVAL OF THE SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

SHARE USAGE

The following table provides information on the annual share usage rate, or run rate, for the past three fiscal years under the 2015 plan. The run rate for each fiscal year is calculated as the number of shares granted under the 2015 plan, including time-based restricted stock and earned performance-based restricted stock, divided by the weighted average common shares outstanding for that year. Our average three-year run rate for 2021, 2022 and 2023 is 0.4%.

	2023	2022	2021

Stock options/stock appreciation rights granted	—	—	—

Stock-settled full value restricted shares/units granted (non-performance based)	218,636	123,623	95,829

Stock-settled full value restricted shares/units vested (performance based)	56,429	38,874	15,094

Weighted average basic common shares outstanding (000s)	44,825	44,863	46,691

Run rate	0.6%	0.4%	0.2%

OVERHANG AS OF MARCH 15, 2024

We estimate the total dilutive effect of the Equity Plan and our legacy stock plans on our shareholders (sometimes called “overhang”) resulting from the Equity Plan would be approximately 3.3%. The table below includes aggregate information regarding equity awards outstanding as of March 15, 2024, and the number of shares that would be available for issuance under the Equity Plan if it is approved by shareholders.

Stock options/SARs outstanding	64,093

Weighted average exercise price of outstanding stock options/SARs	$18.07

Weighted average term of outstanding stock options/SARs	1.27 years

Full value awards outstanding (RSAs/RSUs and PRSUs(1))	730,231

Shares remaining available for future grant under the 2015 plan(2)	26,294

Proposed share reserve under the 2024 Equity Plan	700,000

Common shares outstanding(3)	44,996,198

(1)	The number of awards outstanding reflects outstanding PRSUs at target payout.

(2)	The 2015 plan is our only active equity incentive plan.

(3)	Includes 58,519 unvested shares of restricted stock.

Based on our current grant practices, we expect that the shares of common stock available for issuance under the Equity Plan will provide us with a sufficient number of shares to cover awards for approximately three years. However, the Equity Plan’s share pool may be sufficient for a longer or shorter period of time, depending on a number of factors such as award types and mix, hiring and promotion activity at the executive level, future award forfeitures and cancellations, our stock price, the consequences of acquiring other companies, and retention needs in a competitive compensation environment. As a result, future share usage may differ from current expectations.

GOVERNANCE HIGHLIGHTS

The Equity Plan includes a number of features intended to protect the interests of shareholders.

•	The Equity Plan generally requires that stock-settled awards vest no earlier than the first anniversary of the grant date of the award. Certain limited exceptions are permitted.

•	The Equity Plan requires that dividends/dividend equivalents on restricted stock shares and restricted stock units are accrued and paid only if and when the underlying award becomes vested.

•

Automatic vesting of assumed awards upon a change in control (sometimes referred to as “single trigger” vesting) is not allowed. Assumed awards would vest only if the participant’s employment is terminated in connection with a change in control (i.e., “double trigger” vesting).

•

The Equity Plan does not permit “liberal share recycling” of stock options or SARs (e.g., the ability to re-use shares tendered or surrendered to pay the exercise cost or tax obligation arising from the award or the “net counting” of shares for stock option or SAR exercises).

| Notice and Proxy Statement | 2024	57

PROPOSAL 4: APPROVAL OF THE SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

•	The Equity Plan prohibits the use of discounted stock options or SARs, the use of dividend equivalents on stock options or SARs, and the use of reload options or SARs.

•	The Equity Plan broadly prohibits the repricing of stock options or SARs without shareholder approval, including the repurchase of underwater options or SARs for cash.

•

The Equity Plan does not contain a “liberal” change in control definition (neither shareholder approval of a transaction, rather than its consummation, a change in less than half of the Board, an acquisition of a low percentage of outstanding common stock, nor an announcement or commencement of a tender or exchange offer constitute a change in control under the Equity Plan).

NON-EMPLOYEE DIRECTOR COMPENSATION

The Equity Plan places a limit on the total value of cash and equity compensation that may be paid or granted to our non-employee directors in any single fiscal year. The Equity Plan provides that the maximum number of shares subject to awards granted during any fiscal year, taken together with any cash fees paid during the fiscal year with respect to the director’s service as a member of the Board, will not exceed $500,000 in total value. In setting such a limit, the Board considered the effectiveness and reasonableness of the compensation provided to our non-employee directors, the current and future responsibilities of our non-employee directors, and whether such a limit provides sufficient flexibility to adjust non-employee director compensation in the future should it be necessary to remain competitive.

DESCRIPTION OF THE EQUITY PLAN

The following is a summary of the material terms of the Equity Plan and is qualified, in its entirety, by reference to the terms of the Equity Plan. A copy of the Equity Plan is attached to this proxy statement as Annex B. The Equity Plan will become effective only if it is approved by our shareholders.

 ADMINISTRATION

The Compensation Committee, which is comprised entirely of independent directors, will administer the Equity Plan. To the extent permitted by law, the Compensation Committee may designate an individual or committee (which need not consist of directors) to act as the appropriate committee under the Equity Plan for granting awards to employees who are not “officers” under Section 16 of the Exchange Act. Under the Equity Plan, the Compensation Committee has authority with respect to the following:

•	selection of the employees to receive awards under the Equity Plan;

•	determination of the size and type of awards, as well as the terms and conditions of awards;

•	interpretation of the Equity Plan and any agreement or instrument entered into under the Equity Plan;

•	establishment, adoption, and waiver of rules and regulations relating to the Equity Plan;

•

subject to the prohibition on repricing options and SARs, amendment of the terms and conditions of any outstanding award, to the extent such terms and condition are within the discretion of the Committee under the Equity Plan; and

•	the making of all other determinations necessary or advisable for the administration of the Equity Plan.

The Board will continue to administer grants under the Equity Plan to non-employee directors.

 ELIGIBILITY

Employees, independent contractors and consultants of the Company and its subsidiaries may participate in the Equity Plan, as selected by the Compensation Committee. Generally, employees at the level of Senior Vice President and above are eligible for annual awards, and certain employees at the level of Vice President receive awards on a discretionary basis. We expect that the Committee will continue to make awards under the Equity Plan in a manner generally consistent with recent practices.

The Equity Plan also provides for awards to non-employee directors as part of our director compensation program. As noted elsewhere in this proxy statement, as part of our director compensation program, our Board grants restricted stock units to directors annually following the election of directors at the annual meeting. In the event the Equity Plan does not receive at least a majority of the votes cast at the annual meeting, and the Equity Plan does not become effective, there are enough common shares remaining for issuance under the 2015 plan to grant directors the 2024-2025 restricted stock unit award.

58	| Notice and Proxy Statement | 2024

PROPOSAL 4: APPROVAL OF THE SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

 TYPES OF AWARDS

The Equity Plan permits awards of stock options, SARs, restricted stock shares and restricted stock units, all of which are described in more detail below.

Awards of stock options and SARs – The Equity Plan provides for the grant of options to purchase shares of our common stock at option exercise prices which are not less than the fair market value of a share of our common stock at the close of business on the date of grant. If the option is an incentive stock option and the optionee owns greater than 10% of the voting power of all shares of our capital stock, then the exercise price will be the price required by the Internal Revenue Code (currently 110% of fair market value).

The Equity Plan also provides for the grant of SARs. SARs entitle the holder upon exercise to receive either cash or shares of our common stock or a combination of the two, as the Compensation Committee in its discretion may determine, with a value equal to the difference between (i) the fair market value on the exercise date of the shares with respect to which a SAR is exercised and (ii) the fair market value of the shares on the date of grant.

Awards of options under the Equity Plan, which may be either incentive stock options (which qualify for special tax treatment) or nonqualified stock options, are determined by the Compensation Committee. No more than an aggregate of 350,000 shares may be awarded as incentive stock options under the Equity Plan. The terms and conditions of each option and SAR are to be determined by the Compensation Committee (or its designees) at the time of grant.

Options and SARs granted under the Equity Plan will expire not more than 10 years from the date of grant, and the award agreements entered into with each participant will specify the extent to which options and SARs may be exercised during their respective terms, including in the event of the participant’s death, disability or termination of employment. If the option is an incentive stock option and the optionee owns greater than 10% of the voting power of all shares of our capital stock, then the option will be exercisable for no more than five years after its date of grant.

The Equity Plan includes two additional limitations on stock option and SAR grants.

•	The Equity Plan expressly prohibits dividend equivalents with respect to stock options and SARs.

•	Unless otherwise provided in an award agreement, the Equity Plan prohibits the sale, transfer, pledge, assignment, or other alienation or hypothecation of nonqualified stock options and SARS.

Our Board has not granted stock options or SARs since 2018.

Awards of restricted stock shares and restricted stock units – Under the Equity Plan, the Compensation Committee may award restricted shares of our common stock or restricted stock units, which represent the right to receive shares of our common stock (or cash equal to the fair market value of those shares). Each award agreement will contain the terms of the award, including any applicable conditions, which may include continued service of the participant, the attainment of specified performance goals or any other conditions deemed appropriate by the Compensation Committee.

Restricted stock shares will be held in our custody until the applicable restrictions have been satisfied. The participant cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate restricted stock shares until the applicable restrictions are satisfied. Once the restrictions are satisfied, the shares will be delivered to the participant’s account, free of restrictions. During the period of restriction, the participant may exercise full voting rights with respect to the restricted stock shares.

The award agreement for any restricted stock units will specify whether units that become earned and payable will be settled in shares of our common stock (with one share of common stock to be delivered for each earned and payable restricted stock unit), in cash (equal to the aggregate fair market value of the restricted stock units that are earned and payable), or in a combination of shares and cash. Shares of our common stock used to pay earned restricted stock units may have additional restrictions, as determined by the Compensation Committee.

Subject to the terms of the Equity Plan and any applicable award agreement, a participant may be entitled to receive dividends or dividend equivalents with respect to an award of restricted stock or restricted stock units. Dividends or dividend equivalents may be credited as cash or as additional shares or units. However, under the terms of the Equity Plan, in no event will dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying award (or portion thereof) has vested and, accordingly, any such dividends or dividend equivalents will be subject to cancellation and forfeiture if the underlying award does not vest (including both time-based and performance-based awards).

 PERFORMANCE AWARDS

The Equity Plan provides that the right of any participant to exercise or receive a grant or settlement of any award may be subject to performance conditions specified by the Compensation Committee. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate, and it may establish formulas to be applied against the performance goal(s) to determine the number of shares earned with respect to the award. Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments; may be absolute or relative to the performance of one or more comparable companies or indices; and may be calculated on a pre-or post-tax basis. The Compensation Committee may make objectively determinable adjustments, modifications or amendments to any performance goal as the Compensation Committee deems appropriate, and may determine the extent to which

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PROPOSAL 4: APPROVAL OF THE SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

measurement of performance goals may exclude the impact of restructuring charges, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation, acquisitions or divestitures, foreign exchange, other non-recurring items, and changes in tax or accounting principles.

 MINIMUM VESTING CONDITIONS

The Equity Plan provides that generally all stock-settled awards will vest no earlier than the first anniversary of the grant date of the award. This requirement does not apply to (i) certain substitute awards arising from acquisitions and (ii) shares delivered in lieu of fully vested cash incentive awards. Also, the Compensation Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of 5% of the available share reserve authorized for issuance under the Equity Plan. In addition, the minimum vesting requirement does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, workforce reduction, death, or disability, in the terms of the award or otherwise.

 WITHHOLDING FOR PAYMENT OF TAXES

The Equity Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The Equity Plan permits a participant to satisfy this requirement, with the approval of the Compensation Committee and subject to the terms of the Equity Plan, by withholding from the participant a number of shares of the Company’s common stock otherwise issuable under the award having a fair market value equal to the amount of applicable payroll and withholding taxes.

 CHANGE IN CONTROL

Unless an award agreement otherwise provides, in the event of a change in control (as defined in the Equity Plan) of the Company:

•

Performance Goals: The performance goals applicable to an award will be deemed achieved at the greater of (i) the applicable target level and (ii) actual performance, as determined by the Compensation Committee, through the latest date practicable preceding the change in control.

•	Unassumed Awards: If an award is not assumed in connection with a change in control, the award will vest, free of restrictions, and will be deemed earned and payable.

•

Assumed Awards: An award will be considered assumed in connection with a change in control if the award confers the right to receive the consideration received in the change in control by holders of our common stock. If the consideration received in the change in control is not solely common stock of the successor corporation or its parent, the successor corporation may provide for consideration to be received upon the payout of an RSU or performance award to be solely common stock of the successor corporation or its parent equal in the fair market value to the per share consideration received by the holders of our common stock in the change in control. If an award is assumed in a change in control, the assumed award will not vest upon the change in control.

•

Termination Protection for Assumed Awards: If within 24 months following a change in control our successor terminates an employee without cause or the employee resigns for “good reason” (if there is a “good reason” definition in the award agreement), (i) all replacement awards will vest, free of restrictions, and will be deemed to be earned in full and (ii) any outstanding stock option or SAR may be exercised until the expiration of its stated full term.

 AMENDMENT AND TERMINATION OF THE EQUITY PLAN

Our Board has the power to amend, modify or terminate the Equity Plan on a prospective basis, provided that no amendment, modification or termination shall adversely affect in any material way any award previously granted under the Equity Plan without the written consent of any affected participant. Shareholder approval will be obtained for any change to the material terms of the Equity Plan to the extent required by Nasdaq listing requirements or other applicable law. The Equity Plan automatically terminates at the close of business on May 22, 2034 following which no awards may be made under the Equity Plan.

 OPTION AND SARS REPRICING PROHIBITED

The Equity Plan specifically prohibits the repricing of stock options or SARs without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or SAR at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the employee.

60	| Notice and Proxy Statement | 2024

PROPOSAL 4: APPROVAL OF THE SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

FEDERAL INCOME TAX TREATMENT

The following discussion summarizes certain U.S. federal income tax consequences of awards under the Equity Plan based on the law as in effect on the date of this document. The following discussion does not purport to cover federal employment taxes or other federal tax consequences that may be arise with respect to awards, nor does it cover state, local or non-U.S. taxes.

 NONQUALIFIED STOCK OPTIONS

A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the fair market value of the shares on the exercise date.

 INCENTIVE STOCK OPTIONS

A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

 STOCK APPRECIATION RIGHTS

A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

 RESTRICTED STOCK SHARES AND RESTRICTED STOCK UNITS

A participant generally will not have taxable income upon the grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

 TAX CONSEQUENCES TO THE COMPANY

We generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to limitations imposed under Section 162(m) of the Internal Revenue Code, which currently provides that the Company will be denied a deduction for any compensation exceeding $1,000,000 for its chief executive officer, chief financial officer and other named executive officers, as well as certain executives who were formerly in those roles.

NEW STOCK PLAN BENEFITS

Except as provided under the Company’s director compensation program with respect to annual RSU grants to our non-employee directors, the actual number of awards (if any) that an executive officer, employee or consultant of the Company or a non-employee director of the Company may receive under the Equity Plan is at the discretion of the Compensation Committee and therefore cannot be determined in advance.

| Notice and Proxy Statement | 2024	61

PROPOSAL 4: APPROVAL OF THE SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

The following table sets forth the awards to be received under the Equity Plan, to the extent currently determinable:

Name and Position	Dollar Value ($)	Number of Shares Underlying Stock Awards

Daniel J. Schrider Chairman, President and Chief Executive Officer	—	—

Philip J. Mantua EVP, Chief Financial Officer	—	—

Joseph J. O’Brien, Jr. EVP, Chief Banking Officer	—	—

R. Louis Caceres EVP, Chief Wealth Officer	—	—

Aaron M. Kaslow EVP, General Counsel and Chief Administrative Officer	—	—

Executive Officer Group (10 persons)	—	—

Non-employee Director Group (11 persons)	550,000	(1)

Non-executive Officer Employee Group	—	—

(1)

Under the Company’s director compensation program, on the date of the annual meeting, each non-employee director continuing to serve after the meeting is expected to be granted a number of RSUs determined by dividing $50,000 by the price of the Company’s common stock at the close of business on the Nasdaq Global Select Market on the date of the annual meeting, rounded to the nearest whole RSU.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information on equity compensation plans at December 31, 2023 as required by SEC disclosure rules.

Plan Category	Number of Shares to be Issued Under Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Plans approved by shareholders(1)(2)(3)	487,274	$39.94	860,820

Plans not approved by shareholders	—	—	—

Total	487,274	$39.94	860,820

(1)

This table does not include 65,272 vested stock options at December 31, 2023 that were assumed by the Company in connection with prior acquisitions under whose plans the awards were originally granted.

(2)

The number of shares to be issued under outstanding options, warrants and rights in column (a) includes 14,922 shares issuable upon the exercise of options with a weighted average exercise price of $39.94, 282,516 shares issuable pursuant to outstanding restricted stock units and 189,836 shares issuable pursuant to outstanding performance restricted stock units measured at maximum vesting at December 31, 2023. Restricted stock units and performance restricted stock units do not have an exercise price and are delivered without any payment or consideration. The weighted-average exercise price in column (b) does not take these awards into account.

(3)

Includes 321,704 shares of common stock available for future issuance under the 2015 Omnibus Incentive Plan and 539,116 shares available for future issuance under the Sandy Spring Bancorp, Inc. Employee Stock Purchase Plan.

REQUIRED VOTE

The Sandy Spring Bancorp, Inc. 2024 Equity Plan will be approved if a majority of the votes cast at the annual meeting are voted FOR the proposal to approve the Equity Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

ATTENDING THE MEETING

All holders of Sandy Spring stock as of the record date (March 13, 2024) and persons holding valid proxies from such shareholders are invited to attend the annual meeting. To gain entrance to the annual meeting, you must present valid, government-issued photo identification. If you are not a shareholder of record, you must also present evidence of ownership of Sandy Spring stock as of the record date.

VOTING MATTERS

Shares Entitled to Vote. Holders of Sandy Spring common stock, par value $1.00 per share, as of the close of business on the record date of March 13, 2024, are eligible to vote at the annual meeting. On that date, 44,996,198 shares of common stock were outstanding and eligible to vote. Each share of common stock entitles the holder to one vote on the items of business to be considered at the annual meeting.

Quorum Requirements. The presence, in person or by proxy, of holders of a majority of our outstanding common stock is required to constitute a quorum for the transaction of business at the annual meeting. Shareholders who deliver valid proxies or attend the meeting in person will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. We intend to include as present at the meeting shares present but not voting, shares for which we have received proxies but for which holders have abstained from voting, and broker “non-votes” (explained below).

Voting Procedures. You may vote your shares in one of several ways, depending upon how you own your shares.

If you are a shareholder of record, meaning that you hold Sandy Spring stock directly (not through a bank, broker or other nominee), you may vote in person at the annual meeting or by submitting your proxy in any one of following ways:

•	Voting on the internet. Go to www.envisionreports.com/sasr and follow the instructions. You will need to have your control number (from your proxy card) with you when you go to the website.

•	Voting by telephone. Call the phone number on your proxy card and follow the instructions. You will need to have your control number with you when you call.

•	Voting by mail. Complete, sign, date and return your proxy card in the envelope provided in advance of the meeting.

If you are a beneficial holder, meaning that you hold your shares through a bank, broker or other nominee, you must follow the voting instructions you receive from the holder of record to vote your shares. If you are a beneficial owner and you would like to vote in person at the meeting, you must also present a written legal proxy from your broker, bank, or other nominee.

If you hold your shares through a bank, broker, or other nominee, it is critical that you cast your vote if you want it to count for Proposals 1, 2, and 4. Your broker is not allowed to vote shares on your behalf on such matters without your specific instruction. If you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf. Your broker will have discretion to vote any uninstructed shares on matters considered routine items, such as ratification of the appointment of the independent registered public accounting firm (Proposal 3).

All shares represented by valid proxies that are not revoked will be voted at the annual meeting in accordance with your voting instructions. If you properly submit a proxy without specifying how you want your shares to be voted, your shares will be voted in accordance with the recommendations of the Board. If your shares are held with our transfer agent, Computershare, and you do not return your proxy, no votes will be cast on your behalf.

Employee shareholders. If you participate in the Sandy Spring Bank 401(k) Plan (the “401(k) plan”), and your plan account holds shares of our common stock, you must provide voting instructions to Principal Trust Company, the trustee for the 401(k) plan by internet, telephone, or proxy card for the shares to be voted according to your instructions. Your voting instructions to the trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the 401(k) plan is May 17, 2024, at 11:59 p.m., Eastern Time. After the voting instruction deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares. If you do not direct the trustee how to vote the shares in your 401(k) plan account, the trustee will vote the shares in the 401(k) plan in the same proportion as the voting instructions it receives from other participants as of the voting instruction deadline.

 VOTES REQUIRED

•

Proposal 1: Election of Directors. In an uncontested election, nominees for election as directors will be elected to the Board if the votes cast “for” the nominee’s election exceed the votes cast “against” his or her election. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. If an incumbent director nominee does not receive the required votes for election, the director is required to immediately tender their resignation from the Board. Upon receipt of the director’s resignation, the Nominating and Governance Committee will make a recommendation to the Board about whether to accept or reject the resignation. The Board will promptly disclose its decision regarding the resignation and the basis for the decision.

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INFORMATION ABOUT THE MEETING

•

Proposal 2: Advisory vote on executive compensation. The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

•

Proposal 3: Ratification of appointment of independent registered public accounting firm. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2024 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

•	Proposal 4: Approval of the Sandy Spring Bancorp, Inc. 2024 Equity Plan. The 2024 Equity Plan will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Abstentions and Broker Non-Votes. Abstentions, “broker non-votes” (explained below) and failure to cast a vote are not considered “votes cast” and will therefore have no effect on the voting outcome of the election of directors, the advisory vote on executive compensation, the ratification of the appointment of Ernst & Young LP as our independent registered public accounting firm, or approval of the 2024 Equity Plan.

A “broker non-vote” occurs on an item of business when a registered shareholder does not vote its client’s shares on the item but votes on another matter presented at the meeting. This typically occurs when the registered shareholder (usually a broker or bank) has either voting instructions from its client or discretionary voting authority under NYSE rules to vote on one item of business and not on other items. Brokers and other share custodians do not have discretion to vote on non-routine matters unless the beneficial owner of the shares has given explicit voting instructions. Consequently, if you do not give your broker or share custodian explicit voting instructions, your shares will not be voted on the election of directors, the advisory vote on executive compensation, or approval of the 2024 Equity Plan and your shares will instead be considered “broker non-votes” on each such items. The ratification of the appointment of Ernst & Young LP as our independent registered public accounting firm for 2024 is considered a routine matter and, as such, your broker or share custodian of record is entitled to vote your shares on such proposal in its discretion if you do not provide voting instructions on that item.

Revocation of Proxies. Shareholders who execute proxies retain the right to revoke them at any time before their shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to the annual meeting or by delivering an executed proxy bearing a later date (including a proxy given by internet or telephone). You may also revoke a previously issued proxy by voting at the annual meeting.

DELIVERY OF PROXY MATERIALS

To reduce the expenses of delivering duplicate proxy materials to shareholders, we rely on SEC rules that permit us to deliver a single proxy statement and annual report with separate proxy cards to multiple shareholders who share an address, unless we receive contrary instructions. If (1) you and another registered holder share an address and each receive paper copies of our proxy material and wish to receive only one paper copy or (2) you share an address with another registered holder, received a single set of our proxy materials, and would like to receive separate copies, you may request a change in delivery preferences by telephoning our transfer agent at 1-800-368-5948 or writing the transfer agent at Computershare Trust Company, P.O. Box 43078, Providence, RI 02940.

If a bank, broker, or other nominee, holds your shares and you receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, please contact your bank, broker or nominee.

 COSTS OF PROXY SOLICITATION

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may solicit proxies through our directors, officers, and employees. None of our directors, officers or employees will receive any additional or special compensation for soliciting proxies. We also will reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.

PROPOSALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

Under SEC Rule 14a-8, a shareholder desiring to make a proposal to be included in the proxy statement for the 2025 annual meeting of shareholders must submit such proposal to the following address: Corporate Secretary, Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Proposals must be received no later than the close of business on December 11, 2024, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our proxy statement. Simply submitting a proposal does not guarantee that it will be included.

In addition, under our Bylaws, if a shareholder wishes to present nominations for director candidates for election to the Board or other business for consideration at an annual meeting of shareholders, the shareholder must give the Corporate Secretary written notice of the shareholder’s intent to do so. The notice must be received by the Corporate Secretary no later than 90 days and no earlier than 120 days prior to the anniversary date of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such

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INFORMATION ABOUT THE MEETING

anniversary date, then the notice must be received no earlier than 120 days prior to such annual meeting and no later than the later of the 90 days prior to such annual meeting or the 10 days following the day on which public announcement of the date of the annual meeting is first made by the company. To be in proper form, the notice must contain the information required by Article II, Section 13 of our Bylaws.

If the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted.

To comply with the universal proxy rules, shareholders who intend to solicit in support of director nominees other than the company’s nominees must provide a notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, by no later than March 23, 2025.

COMMUNICATION WITH OUR BOARD

Communications to the Board may be sent to Sandy Spring Bancorp, Inc., Attention: Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 and marked to the attention of the Board or any of its committees, the independent directors as a group, or any individual director or directors. Communications also may be sent by email to ir@sandyspringbank.com.

OTHER BUSINESS

In the event that any matter not described herein is properly presented for a shareholder vote at the annual meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to print, we knew of no other matters that might be presented for shareholder action at the annual meeting.

| Notice and Proxy Statement | 2024	65

ANNEX A: NON-GAAP FINANCIAL MEASURES

ANNEX A: NON-GAAP FINANCIAL MEASURES

As discussed in the Compensation Discussion and Analysis included in this proxy statement, the Compensation Committee uses non-GAAP financial measures to evaluate our performance under our incentive compensation plans. Typically, the Compensation Committee adjusts GAAP net income, or elements of net income, for non-core performance items so that participants are compensated for our core performance and not penalized or rewarded for non-core charges or unusual gains.

Non-GAAP measures used in this proxy statement consist of the following:

•

Adjusted pre-tax, pre-provision net revenue. Adjusted pre-tax, pre-provision net revenue is calculated as net interest income plus non-interest income, less non-interest expense, where net interest income is adjusted to include tax-equivalent income, non-interest income is adjusted to exclude investment securities gains and losses and other non-recurring or extraordinary items, and non-interest expense is adjusted to exclude amortization of intangible assets and other non-recurring or extraordinary items.

•

Non-GAAP efficiency ratio. The efficiency ratio is non-interest expense as a percentage of net interest income plus non-interest income. The non-GAAP efficiency ratio adjusts non-interest expense to exclude amortization of intangible assets and non-recurring or extraordinary items, adjusts net interest income to include tax-equivalent income, and adjusts non-interest income to exclude gain or loss on sales of investment securities and non-recurring or extraordinary items.

•

Core return on tangible common equity and average assets. The related measures of core return on tangible common equity and core return on average assets reflect net income exclusive of amortization of intangible assets, investment securities gains and losses and other non-recurring or extraordinary items, on a net of tax basis.

These non-GAAP financial measures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures with similar names that may be presented by other companies. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

 ADJUSTED PRE-TAX, PRE-PROVISION NET REVENUE

(In thousands)	2023

Net interest income	$354,550

Non-interest income	67,078

Non-interest expense	(275,054)

Pre-tax, pre-provision net revenue	146,574
Plus/(less) non-GAAP adjustments:
Tax-equivalent income	4,157
Amortization of intangible assets	5,223
Severance expense	1,939
Pension settlement expense	8,157
Contingent payment expense	36

Adjusted pre-tax, pre-provision net revenue (non-GAAP)	$166,086

| Notice and Proxy Statement | 2024	A-1

ANNEX A: NON-GAAP FINANCIAL MEASURES

 NON-GAAP EFFICIENCY RATIO

(Dollars in thousands)	2023

Non-interest expense (a)	$275,054
Less non-GAAP adjustments:
Amortization of intangible assets	5,223
Severance expense	1,939
Pension settlement expense	8,157
Contingent payment expense	36

Non-interest expense – as adjusted (b)	$259,698

Net interest income plus non-interest income (c)	$421,628
Plus non-GAAP adjustment:
Tax-equivalent income	4,157

Net interest income plus non-interest income – as adjusted (d)	$425,785

Efficiency ratio (GAAP) (a ÷ c)	65.24%

Efficiency ratio (non-GAAP) (b ÷ d)	60.99%

 CORE RETURN ON TANGIBLE COMMON EQUITY

(In thousands)	2023	2022	2021

Net income (a)	$122,844	$166,299	$235,107
Plus/(less) non-GAAP adjustments (net of tax1):
Merger, acquisition and disposal expense	—	844	36
Amortization of intangible assets	4,126	4,593	5,214
Severance expense	1,532	—	—
Pension settlement expense	6,444	—	—
Gain on disposal of assets	—	(13,048)	—
Investment securities (gains)/losses	—	273	(167)
Contingent payment expense	28	985	—
Loss on FHLB redemption	—	—	7,202

Core earnings (non-GAAP) (b)	$134,974	$159,946	$247,392

Average total stockholders’ equity	$1,528,242	$1,480,198	$1,518,607
Average goodwill	(363,436)	(366,244)	(370,223)
Average other intangible assets, net	(18,596)	(23,009)	(29,403)

Average tangible common equity (c)	$1,146,210	$1,090,945	$1,118,981

Return on average tangible common equity (GAAP) (a ÷ c)	10.72%	15.24%	21.01%

Core return on average tangible common equity (non-GAAP) (b ÷ c)	11.78%	14.66%	22.04%

(1)	Net of federal tax only for comparability to peer group.

A-2	| Notice and Proxy Statement | 2024

ANNEX A: NON-GAAP FINANCIAL MEASURES

 CORE RETURN ON AVERAGE ASSETS

(Dollars in thousands)	2023

Net income (a)	$122,844
Plus/(less) non-GAAP adjustments (net of tax1):
Amortization of intangible assets	4,126
Severance expense	1,532
Pension settlement expense	6,444
Contingent payment expense	28

Core income (non-GAAP) (b)	$134,974

Average assets (c)	$14,055,645

Return on average assets (GAAP) (a ÷ c)	0.87%

Core return on average assets (non-GAAP) (b ÷ c)	0.96%

(1)	Net of federal tax only for comparability to peer group.

| Notice and Proxy Statement | 2024	A-3

ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

SANDY SPRING BANCORP, INC.

2024 EQUITY PLAN

1. ESTABLISHMENT, DURATION AND PURPOSE

1.1. Establishment and Duration of the Plan. This Plan shall be submitted to the shareholders of the Company for approval and, if approved, shall become effective as of the date of such shareholder approval (the “Effective Date”). The Plan shall remain in effect until the earliest of (i) the date that no additional Shares are available for issuance under the Plan, (ii) the date that the Plan has been terminated in accordance with Section 14 or (iii) the close of business on the tenth anniversary of the date on which the Company’s shareholders approve the Plan.

1.2. Purpose of the Plan. The Company believes that the compensation of its employees should be linked to the Company’s business performance in order to enhance the long-term success and value of the Company. The Plan serves this compensation philosophy by providing a source of equity-based Awards for employees that are intended to further motivate employees to increase the value of the Company’s common stock, thereby aligning the interests of employees with those of the Company’s shareholders while maintaining an appropriate balance between risk and reward. The Plan also provides the Company with a means to attract, motivate and retain employees with the talent, skills and experience needed to support the Company’s long-term strategy. The Plan also enables the Company to attract and retain persons of exceptional ability to serve as Non-Employee Directors and to further align the interests of Non-Employee Directors and shareholders in enhancing the value of the Company’s Shares.

2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

“Award Agreement” means an agreement between the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in an Award Agreement, a Participant’s (a) dishonesty, willful misconduct, bad faith or a lack of complete integrity or candor (including, but not limited to, any acts of embezzlement or misappropriation of funds), breach of or dereliction of fiduciary duty, or fraud, in each case in connection with the performance of services on behalf of the Company or any of its affiliates or otherwise in connection with the Participant’s position with the Company or any of its affiliates, (b) intentional failure to perform the duties assigned to or expected of the Participant after reasonable notification (which shall be stated in writing and given at least fifteen (15) days prior to termination) by the Board of such failure, (c) conviction of a felony, plea of guilty or nolo contendere or finding of liability of or under any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, (d) engaging in behavior that would constitute grounds for liability (the Company’s and/or the Participant’s) for harassment, retaliation or discrimination (as proscribed by the U.S. Equal Employment Opportunity Commission or applicable state or local law) or other egregious conduct violative of laws governing the workplace, or (e) material violation of any of the rules of conduct or behavior of the Company or any of its affiliates, such as may be provided in any employee handbook or code of ethics as the Company or any of its affiliates may promulgate from time to time, following notice and a reasonable opportunity to cure in the sole discretion of the Company (if such violation is capable of cure).

“Change in Control” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a) the acquisition by any Person of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote in the election of Directors of the Company; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company; or (iv) any acquisition pursuant to a transaction that complies with clauses (c)(i), (ii) and (iii) below;

(b) the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without written objection to such nomination) shall be considered an Incumbent Director, unless such individual is initially elected or nominated as a Director of the Company as a result of an actual or

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ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or behalf of a Person other than the Board, including by reason of any agreement intended to avoid or settle any election contest or proxy solicitation;

(c) the consummation of a merger, consolidation, reorganization, statutory share exchange or similar form of corporation transaction involving the Company or involving the issuance of securities by the Company or the acquisition of assets or stock of another entity by the Company (each, a “Business Combination”), unless immediately following such Business Combination:

(i) the shareholders of the Company immediately prior to such Business Combination own directly or indirectly at least 60% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such Business Combination;

(ii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the Surviving Company were Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; and

(iii) no Person other than (A) the Surviving Company or (B) any employee benefit plan (or related trust) sponsored or maintained by the Company immediately prior to such Business Combination beneficially owns, directly or indirectly, 25% or more of the combined voting power of the Surviving Company’s then-outstanding voting securities entitled to vote in the election of Directors;

(d) the sale of all or substantially all of the assets of the Company (other than to an affiliate of the Company); or

(e) the Company’s shareholders approve a plan of dissolution or complete liquidation of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Code Section 409A and the Change in Control is a “payment event” under Code Section 409A for such Award, then for such purpose the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Code Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

“Committee” means the Compensation Committee of the Board of Directors; provided, however, that with respect to Awards to any employees who are Insiders, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. Committee may also mean any individual or committee of individuals (who need not be Directors) that the Compensation Committee may appoint from time to time to administer the Plan with respect to Awards to employees who are not Insiders, in accordance with and subject to the requirements of Section 3.2.

“Company” means Sandy Spring Bancorp, Inc., a Maryland corporation, and any successor as provided in Section 18 herein.

“Director” means any individual who is a member of the Board of Directors of the Company.

“Disability” with respect to a Participant, means a physical or mental infirmity that impairs the Participant’s ability to substantially perform duties assigned to the Participant and that results in the Participant’s becoming eligible for long-term disability benefits under the long-term disability plan of the Company or Subsidiary with which the Participant is employed or from the U.S. Social Security Administration. Notwithstanding the foregoing, for any Awards that constitute nonqualified deferred compensation within the meaning of Code Section 409A(d) and that provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Code Section 409A, applicable to such arrangements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” means, as of any date, the fair market value of a Share, as reasonably determined by the Company and consistently applied for purposes of the Plan, which may include, without limitation, the closing sales price on the trading day immediately prior to or on such date, or a trailing average of previous closing prices prior to such date.

“Grant Date Fair Market Value” means, as of a date of grant, (i) if Shares are listed on a national securities exchange, the closing sales price of a Share reported on the primary exchange on which the Shares are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Shares are not listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith and in compliance with Section 409A of the Code to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A of the Code.

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ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Section 6 herein, and designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422.

“Insider” means an individual who is, on the relevant date, an officer, Director or 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the rules thereunder.

“Non-Employee Director” means an individual who is a member of the Board, but who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Section 6 herein, and which is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Participant” means an individual or any permitted transferee under the Plan who has outstanding an Award granted under the Plan.

“Performance Award” means an Award of Shares of Restricted Stock or Restricted Stock Units made subject to the attainment of performance goals over a performance period established by the Committee as described in Section 9.

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock or an Award of Restricted Stock Units is limited in some way or during which such Award is subject to a risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Section 8 herein and subject to Section 3.4.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Section 13(d).

“Plan” means the incentive compensation plan set forth herein known as the “Sandy Spring Bancorp, Inc. 2024 Equity Plan,” as the same may be amended from time to time.

“Prior Plan” means the Sandy Spring Bancorp, Inc. 2015 Omnibus Incentive Plan, as amended from time to time.

“Restricted Stock” means an Award of Shares, subject to a Period of Restriction (except as set forth in Section 3.4), that is granted under Section 8 herein.

“Restricted Stock Unit” means an Award, subject to a Period of Restriction (except as set forth in Section 3.4), that is granted under Section 8 herein and is settled either (a) by the delivery of one (1) Share for each Restricted Stock Unit or (b) in cash in an amount equal to the Fair Market Value of one (1) Share for each Restricted Stock Unit, all as specified in the applicable Award Agreement. The Award of a Restricted Stock Unit represents the mere promise of the Company to deliver a Share or the appropriate amount of cash, as applicable, at the end of the Period of Restriction (or such later date as provided by the Award Agreement) in accordance with and subject to the terms and conditions of the applicable Award Agreement, and is not intended to constitute a transfer of “property” within the meaning of Code Section 83.

“Shares” means the shares of common stock, $1.00 par value per share, of the Company.

“Stock Appreciation Right” or “SAR” means an Award designated as a SAR that is granted under Section 7 herein.

“Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company owns more than 50% of the voting stock or voting ownership interest, as applicable, or any other business entity designated by the Committee as a Subsidiary for purposes of the Plan.

3. ADMINISTRATION

3.1. Authority of the Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select employees who may receive an Award under the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; accelerate vesting and waive any conditions or restrictions on any outstanding award for any reason at its discretion; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Section 14 herein), amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.2. Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to employees who are not Insiders.

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ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

To the extent that the Committee delegates its authority to make Awards as provided by this Section 3.2, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

3.4. Limitation on Vesting for Awards. Notwithstanding any other provision of the Plan to the contrary, including but not limited to this Section 3.4, stock-settled Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted, excluding, for this purpose, any (i) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary and (ii) Shares delivered in lieu of fully vested cash incentive compensation under any applicable plan or program of the Company; provided, that, the Board may grant stock-settled Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.7); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, workforce reduction, death, Disability, in the terms of the Award or otherwise.

4. SHARES SUBJECT TO THE PLAN

4.1. Number of Shares Available for Grants. Subject to the provisions of this Section 4, the total number of Shares that may be issued under the Plan or with respect to which all Awards may be granted shall equal 700,000, plus the number of Shares available for grant under the Prior Plan as of the Effective Date. Any Shares subject to an award under the Prior Plan that is canceled, terminates, expires, lapses or is otherwise not paid in full for any reason after the Effective Date shall be added to the Shares available for Awards under the Plan. As of the Effective Date, no awards may be granted under the Prior Plan.

4.2. Permitted Addbacks to Share Reserve. If any Award is canceled, terminates, expires, lapses or is otherwise not paid in full for any reason, any Shares subject to such Award shall not count against the aggregate number of Shares available for grants under the Plan set forth in Section 4.1 above. To the extent that any Award is settled in cash rather than by the issuance of Shares, any Shares previously reserved for issuance pursuant to such Award shall again be available for issuance under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or SAR are satisfied by the withholding of Shares by the Company, the Shares so withheld shall again be available for issuance under the Plan.

4.3. No Net Counting of Options or SARs. The full number of Shares with respect to which an Option or SAR is granted shall count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the Option Price shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 4.1 above.

4.4. Dividend Equivalents. Any dividend equivalents settled in Shares under the Plan shall count against the aggregate number of Shares available for grant under the Plan set forth in Section 4.1 above.

4.5. Items Not Included. The following items shall not count against the aggregate number of Shares available for grants under the Plan set forth in Section 4.1 above: (a) the payment in cash of dividends or dividend equivalents under any outstanding Award; and (b) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary.

4.6. Award Limits. Notwithstanding any provision herein to the contrary, the following provisions shall apply (subject to adjustment in accordance with Section 4.7 herein):

(a) in no event shall there be granted during the term of the Plan Incentive Stock Options covering more than an aggregate of 350,000 Shares; and

(c) the maximum number of Shares subject to Awards granted during any single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

4.7. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including a special cash dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Code

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ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

Section 368) or any partial or complete liquidation of the Company, or other transactions with similar impacts, such adjustment shall be made in the number and class of Shares which may be issued under the Plan and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that (a) the number of Shares subject to any Award shall always be a whole number and (b) such adjustment shall be made in a manner consistent with the requirements of Code Section 409A in order for any Options or SARs to remain exempt from the requirements of Code Section 409A.

4.8. Source of Shares. Shares issued under the Plan may be original issue shares or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee) from time to time, unless otherwise determined by the Committee.

5. ELIGIBILITY AND PARTICIPATION

5.1. Eligibility. Persons eligible to participate in this Plan are all employees, consultants, independent contractors and Non-Employee Directors of the Company and its Subsidiaries and persons expected to become employees, consultants, independent contractors, or Non-Employee Directors of the Company or any of its Subsidiaries.

5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible employees those to whom Awards shall be granted and shall determine the nature and amount of each Award. The grant of any Award to a person is voluntary and occasional and does not create any contractual or other right to receive future Awards or benefits in lieu of Awards, even if such Awards have been granted in the past.

5.3. Foreign Employees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

6. STOCK OPTIONS

6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible employees and Non-Employee Directors in such number, and upon such terms (including any performance conditions under Section 9.1), and at any time and from time to time as shall be determined by the Committee. To the extent that the aggregate Grant Date Fair Market Value of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under Code Section 422.

6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be not less than 100% of the Grant Date Fair Market Value of a Share; provided, however, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary), the purchase price per share shall not be less than the price (currently 110% of Grant Date Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

6.4. Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary), such Option shall be not be exercised later than the fifth (5th) anniversary date of its grant.

6.5. Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant. No Option shall include a reload feature.

6.6. Payment. Options shall be exercised by the delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

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ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

The Option Price due upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price unless such Shares had been acquired by the Participant on the open market), or (c) by a combination of (a) and (b).

As soon as practicable after notification of exercise and full payment, the Company shall deliver the Shares to the Participant in an appropriate amount based upon the number of Shares purchased under the Option(s).

Notwithstanding the foregoing, the Committee also may allow (a) cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or (b) exercises by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8. Termination of Employment. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to this Section 6, and may reflect distinctions based on the reasons for termination of employment. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant’s will, or if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant’s executor or other legal representative.

6.9. Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under this Section 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant except to the extent otherwise permitted by applicable law.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Section 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Section 6 shall be exercisable during the Participant’s lifetime only by such Participant. In no event may an NQSO be transferred for consideration.

6.10. No Rights. A Participant granted an Option shall have no rights as a shareholder of the Company with respect to the Shares covered by such Option except to the extent that Shares are issued to the Participant upon the due exercise of the Option.

6.11. No Dividend Equivalents. In no event shall any Award of Options granted under the Plan include any dividend equivalents with respect to such Award.

7. STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to eligible employees and Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs, including whether the SARs shall be subject to any performance conditions under Section 9.1. The grant price of a SAR shall be not less than 100% of the Grant Date Fair Market Value of a Share.

7.2. Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them. No SAR shall include a reload feature.

7.3. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.4. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.5. Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

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ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

At the discretion of the Committee or as otherwise provided in the applicable Award Agreement, the payment upon exercise of a SAR shall be in cash, in Shares of equivalent value, or in some combination thereof.

7.6. Other Restrictions. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Exchange Act or for any other purpose deemed appropriate by the Committee.

7.7. Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. In that regard, if an Award Agreement permits exercise of a SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant’s will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant’s executor or other legal representative.

7.8. Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant. In no event may a SAR be transferred for consideration.

7.9. No Rights. A Participant granted a SAR shall have no rights as a shareholder of the Company with respect to the Shares covered by such SAR except to the extent that Shares are issued to the Participant upon the due exercise of the SAR.

7.10. No Dividend Equivalents. In no event shall any Award of SARs granted under the Plan include any dividend equivalents with respect to such Award.

8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1. Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to eligible employees and Non-Employee Directors in such amounts as the Committee shall determine.

8.2. Restricted Stock Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3. Transferability. Except as provided in this Section 8, the Shares of Restricted Stock or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be available during the Participant’s lifetime only to such Participant.

8.4. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance conditions under Section 9.1, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws. An Award of Shares of Restricted Stock or Restricted Stock Units may be intended to be a Performance Award that is subject to the provisions of Section 9.1.

The Company shall retain the Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.

8.5. Settlement of Restricted Stock Units. Any Restricted Stock Units that become payable in accordance with the terms and conditions of the applicable Award Agreement shall be settled in cash, Shares, or a combination of cash and Shares as determined by the Committee in its discretion or as otherwise provided for under the Award Agreement.

8.6. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares. There shall be no voting rights with respect to Restricted Stock Units.

8.7. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitle to receive cash dividends paid with respect to the underlying Shares while the Restricted Stock is held by the Company; provided,

| Notice and Proxy Statement | 2024	B-7

ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

however, that such dividends shall be accumulated and remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or time(s) such vesting requirement(s) are satisfied. The Committee, in its discretion, may grant dividend equivalents rights with respect to Restricted Stock Units, including Performance Awards, as evidenced by the applicable Award Agreement; provided, however, that any dividend equivalents with respect to Awards of unvested Restricted Stock Units shall be accumulated or deemed reinvested in additional Restricted Stock Units until such Award is earned and vested, and shall be subject to the same terms and conditions, including vesting conditions and the achievement of applicable performance goals, as the original Award.

8.8. Termination of Employment. Each Restricted Stock or Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock or Restricted Stock Units following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

9. PERFORMANCE MEASURES

9.1. Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any such performance conditions. The Committee may establish, from time to time, one or more formulas to be applied against the performance goals to determine the number of Shares earned with respect to the Performance Award.

9.2. Performance Goals Generally. The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices) and may be calculated on a pre- or post-tax basis. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. The Committee may make objectively determinable adjustments, modifications, or amendments to any performance goal as the Committee deems appropriate, and may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings).

9.3. Business Criteria. For purposes of Performance Awards, the Committee may select any business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company, including any of the following: (i) earnings per share; (ii) income or other earnings measures; (iii) return on equity, capital, assets, revenue or investments; (iv) total shareholder return or other stock price performance measures; (v) revenue; (vi) profit margin; (vii) efficiency ratios; (viii) customer satisfaction; (ix) productivity; (x) expenses; (xi) balance sheet metrics, including capital ratios, liquidity measures and book value; (xii) credit quality; (xiii) strategic initiatives; or (xiv) implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction. The business criteria listed above shall include any derivations of such business criteria (e.g., income shall include pre-tax income, net income, operating income, etc.).

10. BENEFICIARY DESIGNATION

Except as otherwise provided in an Award Agreement, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form and pursuant to such procedures as may be prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

11. DEFERRALS

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, to the extent permitted by Code Section 409A (if applicable). If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

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ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

12. RIGHTS OF EMPLOYEES

12.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

12.2. Participation. No employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award or a future Award in any specified amount.

13. CHANGE IN CONTROL

13.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement:

(a) the applicable performance goal(s) for any Performance Award shall be deemed achieved at the greater of (i) the applicable target level and (ii) the level of achievement as determined by the Committee, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined, which date shall not be later than the end of the applicable performance period; and

(b) after giving effect to Section 13.1(a), all then-outstanding Options and SARs shall become fully vested and exercisable, and all other Awards shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that such Award is assumed, or a substantially equivalent award is substituted, by the acquiring or succeeding entity or affiliate thereof.

13.2. Assumed Awards. For the purposes of Section 13.1, an Award will be considered assumed if, following the Change in Control, the Award confers the right to receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of common stock of the Company for each Share held on the effective date of the transaction; provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the successor corporation may provide for the consideration to be received upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the Change in Control. If an Award is assumed, or a substantially equivalent award is substituted, by the acquiring or succeeding entity or affiliate thereof, the assumed or substituted Award shall not vest upon the Change in Control.

13.3. Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise set forth in the applicable Award Agreement, upon a termination of service of a Participant by the Company other than for Cause or by the Participant for “good reason” (if such term is defined in the Award Agreement; it being understood that if such term is not defined in the Award Agreement, the provisions set forth in this Section 13.3 that are applicable upon a termination by the Participant for “good reason” shall not apply to the Participant’s assumed Awards as a result of this Section 13.3) within twenty-four (24) months following a Change in Control, (i) all assumed or substituted Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full, and (ii) any Option (other than Incentive Stock Option) or SAR held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of the stated full term of such Option or SAR.

13.4. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Section 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Section 13 at any time and from time to time prior to the date of a Change in Control.

14. AMENDMENT, MODIFICATION, AND TERMINATION

14.1. Amendment, Modification, and Termination. The Board may at any time and from time to time, amend, modify or terminate the Plan in whole or in part; provided, however, that an amendment to the Plan may be conditioned on the approval of the shareholders of the Company if and to the extent the Board determines that shareholder approval is necessary or appropriate.

14.2. Awards Previously Granted. No amendment, modification or termination of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

| Notice and Proxy Statement | 2024	B-9

ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

14.3. No Repricing. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option Price or grant price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or grant price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 4.7 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

15. WITHHOLDING

15.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, local, foreign or other taxes (including the Participant’s FICA or other applicable social tax obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

15.2. Share Withholding. The Company may cause any tax withholding obligation described in Section 15.1 to be satisfied by the Company withholding Shares having a Fair Market Value on the date the tax is to be determined equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates). In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (a) a cash payment to the Company; (b) having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates); or (c) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously acquired Shares having an aggregate Fair Market Value equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16. AWARDS SUBJECT TO CLAWBACK

Any Awards granted under the Plan and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the Award Agreement or any clawback, recapture or recoupment policy that the Company may adopt from time to time, including without limitation any such policy that the Company has adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations, or as otherwise required by law.

17. INDEMNIFICATION

Provisions for the indemnification of officers and Directors of the Company in connection with the administration of the Plan shall be as set forth in the Company’s Articles of Incorporation and Bylaws as in effect from time to time.

18. SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. LEGAL CONSTRUCTION

19.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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ANNEX B: SANDY SPRING BANCORP, INC. 2024 EQUITY PLAN

19.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5. No Conflict. Unless otherwise provided for by an Award Agreement, in the event of any conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall control.

19.6. Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

19.7. Compliance with Code Section 409A. The Plan is intended to comply with Code Section 409A, to the extent applicable. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated, and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Code Section 409A.

| Notice and Proxy Statement | 2024	B-11

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 10:00 a.m., Eastern Time, on May 22, 2024. Online Go to www.envisionreports.com/SASR or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/SASR 2024 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals - The Board of Directors recommends a vote FOR all nominees and FOR proposals 2, 3, and 4. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - Ralph F. Boyd 02 - Mark C. Michael 03 - Robert L. Orndorff 04 - Daniel J. Schrider For Against Abstain For Against Abstain 2. Vote, on an advisory basis, to approve the compensation for 3. Ratify the appointment of Ernst & Young LLP as the company’s the named executive officers. independent registered public accounting firm for 2024. 4. Approve the Sandy Spring Bancorp, Inc. 2024 Equity Plan. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. +

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SASR qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Sandy Spring Bancorp, Inc. + Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting Aaron M. Kaslow and Janet VA Replogle or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders of Sandy Spring Bancorp, Inc. to be held on May 22, 2024 at 10:00 a.m., Eastern Time, or at any postponement or adjournment thereof. Employee shareholders. If you hold shares in the Sandy Spring Bank 401(k) Plan (the “401(k) plan”), this proxy card covers all shares for which you have right to give voting instructions to Principal Trust Company, the trustee for the 401(k) plan. Your voting instructions to the trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the 401(k) plan is May 17, 2024 at 11:59 p.m., Eastern Time. If you do not direct the trustee how to vote the shares in your 401(k) plan account, the trustee will vote the shares in the 401(k) plan in the same proportion as the voting instructions it receives from other participants as of the voting instruction deadline. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxy holders will have authority to vote FOR each of the director-nominees (Proposal 1), FOR the vote, on an advisory basis, to approve the compensation for the named executive officers (Proposal 2), FOR the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2024 (Proposal 3) and FOR the approval of the Sandy Spring Bancorp, Inc. 2024 Equity Plan (Proposal 4). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. +